                                                                   Exhibit 10.33

                           STOCK PURCHASE AGREEMENT
                           ------------------------


    Stock Purchase Agreement, dated as of March 9, 1998, among ALBANY LADDER COMPANY, INC., a New York corporation (the "Company"); the Company's
                                            -------
stockholders, being the ESTATE OF LESTER J. HEATH, III (the "Estate"), ELLEN H.
                                                             ------
KANUCK, SUSAN H. MINCHER and PEGGY H. DIPAOLA; PENELOPE D. HEATH, as Seller's representative, and NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation

("Buyer").
-------

                                   RECITALS
                                   --------

    A. The Estate owns all of the issued and outstanding Class A (voting) common capital stock of the Company.

    B.    The Estate and the other stockholders (each hereinafter called a

"Seller" and collectively called the "Sellers") collectively own all of the
-------                               -------
issued and outstanding Class B (non-voting) common capital stock of the Company.

    C. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all the issued and outstanding shares of Class A and Class B Common Stock of the Company (the "Shares").
                     ------

    Accordingly, the Company, Sellers and Buyer hereby agree as follows:

    SECTION 1. DEFINITIONS & INDEX OF DEFINITIONS.
               ----------------------------------

         1.01  Definitions.  For purposes of this Agreement:
               -----------

    "Affiliate" means all persons and entities controlling, controlled by or
     ---------
under common control with any person or entity, and with respect to any entity, includes all partners, directors and officers of such entity.

    "Agreement" refers to this entire Agreement, including all exhibits,
     ---------
schedules and certificates referred to herein.

    "including" means including, without limitation.
     ---------

    "Inventory" means all inventories of the Company, including without
     ---------
limitation, raw materials, finished goods, merchandise, machinery and equipment held for rental or for resale to customers, spare parts, containers and office operating and other supplies. For purposes of this Agreement, the term "Inventory" includes property and equipment held for rental to customers, even
----------
though such items are and have been historically included within the classification of "property and equipment" and not within the classification of "inventory" on the Company's balance sheet.

    "knowledge of the Company" means the knowledge after due inquiry of any
     ------------------------
director, executive officer or supervisory employee of the Company

    "knowledge of Buyer" means the knowledge after due inquiry of any general
     ------------------
partner, executive officer or director of Buyer.

    "material" means, when used in connection with the Company, Sellers or
     --------
Buyer, material to the business, financial condition, prospects, or results of operations of such party and any of its subsidiaries taken as a whole, and the term "materially" has a correlative meaning.
      ----------

    "person" means any individual, firm, corporation, partnership, limited
     ------
liability company, trust, joint venture, Governmental Entity or other entity.

    "prospects" when used with reference to the Company means facts or
     ---------
circumstances which are specific or unique to the Company, and do not include more generalized facts or circumstances affecting the Company's prospects less directly, such as the state of the economy of the United States or the Northeastern region thereof, or factors affecting the scaffolding or aerial lift industries in general.

         1.02  Index of Definitions. Other definitions are set forth in the
               --------------------
various sections or subsections to which they apply. Set forth below is a list or index of those definitions which are used generally throughout this Agreement, with a reference to the section or subsection in which such terms are defined:

    Buyer Material Adverse Affect - (S)9.02
    Claims - (S)18.01
    Closing - (S)3.01
    Closing Date - (S)3.01
    Code - (S)6.08(b)
    Company Material Adverse Affect - (S)6.02
    Contracts - (S)6.12(j)
    Corporate Level Taxes - (S)6.08(a)
    Elections - (S)3.03(b)
    Escrow Agent - (S)3.03(d)
    Financial Statements - (S)6.07
    GAAP - (S)3.04(e)
    Governmental Entity - (S)5.01(d)
    Intellectual Property - (S)6.11
    "Leased Property" and "Leased Properties" - (S)6.10
    Lien - (S)6.02
    Most Recent Balance Sheet - (S)6.07
    Most Recent Financial Statements - (S)6.07
    Permitted Liens - (S)6.09
    Purchase Price - (S)3.03(a)

    Shares - Recital C
    "Tax" and "Taxes" - (S)6.08(a)(i)
    Tax Calculation - (S)3.03(b)

    SECTION 2. PURCHASE AND SALE OF THE SHARES.

         2.01 On the terms and subject to the conditions of this Agreement, each Seller, severally, shall sell, transfer and deliver to Buyer free and clear of all Liens, and Buyer shall purchase from such Seller, the Shares owned by such Seller. The basic provisions concerning the purchase price, adjustments thereto and payment terms are set forth in Section 3 hereof.

         2.02 If any Seller shall fail or refuse to deliver any of the Shares to be sold hereunder, such failure or refusal shall not relieve the other Sellers of any obligation under this Agreement, and the Buyer, at its option and without prejudice to its rights against the defaulting Seller, may either (i) terminate its obligations under this Agreement, or (ii) purchase the remaining Shares which it is entitled to purchase hereunder, with an appropriate pro-rata adjustment of the purchase price.

    SECTION 3. PURCHASE PRICE; ADJUSTMENT; CLOSING.

         3.01  Closing.  The closing of the purchase and sale of the Shares (the
               -------
"Closing") shall be held at the offices of Harris Beach & Wilcox, LLP, 20
--------
Corporate Woods Boulevard, Albany, New York within thirty (30) days after this Agreement is signed or, if the conditions to the Closing set forth in Section 5 shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied. The date on which the Closing shall occur is referred to herein as the "Closing Date."
                              ------------

         3.02  Instruments of Transfer.
               -----------------------

               (a)  Delivery of Certificates. Each Seller shall deliver or cause
                    ------------------------
to be delivered to Buyer certificates representing the Shares to be sold by such Seller hereunder, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

               (b)  Further Assurances.  At any time after the Closing, at the
                    ------------------
Buyer's request and without further consideration, the Sellers shall forthwith execute and deliver such other and further instruments of sale, transfer, conveyance and assignment, and take such actions as in the Buyer's reasonable opinion may be necessary to complete, perfect or more effectively assign, transfer and deliver to the Buyer, and to confirm the Buyer's title to, the Shares, or to otherwise put the Buyer in actual possession and operating control of the business and assets of the Company, and to assist the Buyer in exercising all rights with respect thereto.

         3.03  Purchase Price and Payment Procedures.
               -------------------------------------

               (a)  Calculation of Purchase Price.  The price to be paid for the
                    -----------------------------
Shares (the "Purchase Price") shall be the sum of Twenty Eight Million, Eight
             --------------
Hundred Eleven Thousand, Three Hundred Ninety-Three Dollars ($28,811,393), adjusted as provided in subsection 3.03(b).

    The base consideration of $28,811,393 is to be allocated among the Shares being purchased in the following manner:

          .     Class A Voting Common Shares             $ 9,147,616
          .     Class B Non-Voting Common Shares         $19,663,777

    The foregoing allocation of consideration does not include any sums paid in the event of an Election under subsection 3.03(b). If such an Election is made, the additional amount payable as a result of the Tax Calculation shall be allocated and divided among the respective Sellers in accordance with their individual differentials in tax burden between taxes that each such Seller would have paid had the transaction been structured as a sale of stock without such Elections, and the federal and state income taxes actually payable by such Seller by reason of the making of such Elections.

               (b)  Adjustments for Certain Tax Differentials. The Buyer and
                    -----------------------------------------
Sellers have mutually agreed that Buyer has the right or option to make an election under Section 338(h)(10) of the Code, and under any applicable corresponding or similar provisions of state or local law, to have the Company recognize gain or loss on a deemed sale of its assets (the "Elections"). If Buyer makes such Elections, then, subject to the provisions set forth in subparagraph 3.03(d) below regarding the time when payment of the tax adjustment is due, Sellers will also make such Elections with respect to their Tax Returns and the Company's Tax Returns. In order to induce the Sellers to agree upon and to make such Elections, the Buyer has agreed that, if Buyer makes such Elections, Buyer shall pay to Sellers, as an adjustment to the Purchase Price, the difference between the federal and state income taxes that Sellers would have collectively incurred had the transaction been structured as a sale of stock without such Elections, and the federal and state income taxes actually incurred by such Sellers by reason of the making of such Elections. Accordingly, the parties will negotiate a mutually agreeable manner in which to allocate the modified aggregate deemed sales price among the Company's assets, and such mutually agreed upon allocation shall be signed or initialled by Heath and Buyer and shall become a part of this Agreement although not physically attached hereto. Within thirty (30) days after the date Heath receives all of (i) notice that Buyer has opted to make such Elections, (ii) the financial statements of the Company dated as of the Closing Date, and (iii) the mutually agreed upon allocation of the modified aggregate deemed sale price, Heath shall deliver to Buyer the calculation of the actual tax differential and Purchase Price adjustment called for by this section (the "Tax Calculation"). The Tax
                                            ---------------
Calculation shall be made using effective combined (federal and New York State) tax rates of 43.9% for ordinary income and 24.2% for capital gains. Attached hereto as Schedule 3.03(b) is an example, illustrating the parties' agreed upon medthodology for making the Tax Calculation. The additional Purchase Price shall then be paid by Buyer to Heath on behalf of Sellers within

20 days after receipt of such Tax Calculation, unless Buyer contests the same. If Buyer contests the same, Buyer shall send Heath a written notice that Buyer disagrees with the Tax Calculation (a "Notice of Disagreement") prior to the
                                       ----------------------
expiration of such 20 days. Any Notice of Disagreement shall specify in reasonable detail the nature of the disagreement so asserted. If a Notice of Disagreement is received in a timely manner, then the Tax Calculation shall become final and binding upon Sellers and Buyer on the earlier of (A) the date Heath and Buyer resolve in writing any differences they have with respect to the matters specified in each Notice of Disagreement or (B) the date any disputed matters are finally resolved by reference to the independent Accounting Firm (as defined below). Final payment of the amount of the tax-related adjustment shall be made within three (3) days after the dispute has been resolved by agreement of the parties or by reference to the independent Accounting Firm (as defined below).

               (c)  Dispute Resolution Mechanism. During the 10-day period
                    ----------------------------
following the delivery of the Notice of Disagreement, Heath and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in such Notice of Disagreement. During such period each party shall have access to the working papers of each other party's independent auditors prepared in connection with their work done in preparing or reviewing the Tax Calculation. At the end of such 10-day period, Heath and Buyer shall submit to an independent accounting firm (the "Accounting Firm") for
                                                     ---------------
review and resolution any and all matters that remain in dispute and that were properly included in such Notice of Disagreement, in the form of a written brief. The Accounting Firm shall be KPMG Peat Marwick, LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Heath and Buyer in writing. Heath and Buyer shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 30 days of the receipt of such submission. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction. The cost of any proceedings (including the fees and expenses of the Accounting Firm and reasonable attorneys' fees and expenses of the parties) pursuant to this subsection 3.03(c) shall be borne by Buyer and Sellers in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and disbursements of Bollam Sheedy Torani & Co., LLP (hereafter, "BST") incurred in connection with their review of the Tax
             ---
Calculation and representing Sellers regarding any Notice of Disagreement shall be borne by Sellers, and the fees and disbursements of Buyer's independent auditors incurred in connection with their review of the Tax Calculation and representing Buyer regarding any Notice of Disagreement shall be borne by Buyer.

               (d)  Payment of Tax Differentials; Signature on Election Forms.
                    ---------------------------------------------------------
After the Tax Calculation has become final in accordance with the foregoing procedures, Buyer shall pay Heath on behalf of Sellers, within the time limits referenced in subsections 3.03(b) and 3.03(c) above, the additional Purchase Price payable by reason of the Tax Calculation adjustment. Notwithstanding anything to the contrary contained in this

Agreement, in no event shall any of the Sellers be required to sign and deliver IRS Form 8023 or any other document signifying their consent to the Election, until such time as they have received full payment of the Purchase Price adjustment required by virtue of subsection 3.03(b). If the time within which the Elections may be made is about to expire, and if the parties still have not agreed upon the amount of the Tax Calculation (and such disagreement has not yet been resolved by the Accounting Firm), then the Sellers shall nevertheless sign Form 8023 and such other documents as may be necessary, provided that the Buyer delivers a check drawn upon good and sufficient funds for the amount that Sellers reasonably specify as due under the Tax Calculation with an Escrow Agent mutually agreeable to the parties, such amount to be held in escrow until the Tax Calculation has become final, as provided in subsection 3.03(c) hereof.

               (e)  Post Closing Tax Audit.  If the Returns of Buyer, any one or
                    ----------------------
more Sellers or the Company are audited by the Internal Revenue Service or any state taxing authority, and if such audit results in any assessment of additional Taxes upon Sellers or the Company, as a result of a reallocation of the Purchase Price or for other reasons related to such Code Section 338(h)(10) Elections, then Buyer shall pay, as a further adjustment to the Purchase Price, all such sums as may be due as a result of such audit, including all Taxes, and any interest and/or penalties due thereon. On the other hand, if such audit results in any reduction in Taxes for the Sellers or the Company, as a result of a reallocation of the Purchase Price or for other reasons related to such Code
Section 338(h)(10) Elections, then the Sellers shall pay, as a further adjustment to the Purchase Price, all such sums as may be received by the Sellers as a result of such audit. Buyer may request that Seller's contest any such assessment or proposed assessment on Sellers or the Company, in which case Buyer shall be entitled to control the defense of such assessment proceeding, provided Buyer pays all expenses incidental thereto. In such case, Sellers
--------
shall not consent to any assessment or otherwise settle such tax audit proceedings without Buyer's express written consent. Final payment of the amount of the tax-related adjustment shall be made within three (3) days after the assessment proceedings and any proceedings supplementary thereto have been finally resolved.

               (f)  Wire Transfer at Closing; the Reserve.  At the Closing,
                    -------------------------------------
Buyer shall deliver to Penelope D. Heath ("Heath") on behalf of Sellers, by wire
                                           -----
transfer to a bank account designated by Heath in writing (such account to be designated at least one business day prior to the Closing Date), immediately available funds in an amount equal to the Purchase Price (before the potential Tax Calculation adjustment provided in subsection 3.03(b)), subject however to the following adjustment: There shall be subtracted from the amount paid at
                                          ----------
Closing on account of the Purchase Price the sum of Two Million Dollars ($2,000,000) to secure the Sellers' warranties and representations and the Sellers' indemnifications based thereon, as set forth in this Agreement. Such $2 Million shall be placed in an interest-bearing escrow account in the name of Bollam Sheedy Torani & Co., LLP (the "Escrow Agent") and administered pursuant
                                      ------------
to the provisions of Section 18 hereof. The Two Million Dollars, plus all interest accrued thereon, is hereafter called the "Reserve."
                                                   -------

          3.04  Loan by Shareholder.  The Company is indebted to the Estate in
                -------------------
the principal amount of $370,300 for monies previously loaned to the Company. Such loan shall be repaid by the Company to the Estate at or prior to the Closing, without deduction from the Purchase Price for the Shares.

          3.05  Resignations.  At Closing, Sellers shall deliver the written
                ------------
resignations of all of the Company's officers and directors, except such officer(s) and/or director(s) as: (i) Buyer shall specify in writing are to remain in such capacity, and (ii) agree to remain as officer(s) and/or director(s).

          3.06  Secured Lenders.
                ---------------

                (a)  Key Credit Facility.  The Company's line of credit facility
                     -------------------
with Key Bank (the "Key Credit Facility") is secured by one or more security
                    -------------------
interests or liens upon substantially all of the Company's assets. Buyer may, at its option, elect to leave the Key Credit Facility in place at Closing. However, Sellers acknowledge that the Key Credit Facility may need to be paid at closing in order to enable Buyer's lender to obtain a first lien position with respect to the Company's assets. Accordingly, Buyer may choose to pay off the Key Credit Facility at closing, and/or to refinance such amount with one or more lenders. In such event, the Company shall cooperate with Buyer in obtaining one or more pay-out letters from Key Bank, as well as UCC-3 termination statements and any other documents needed to satisfy of record all security interests and other liens held by Key Bank.

                (b)  Other Secured Lenders.  If any of the Company's assets are
                     ---------------------
subject to a security interest in favor of any secured lender other than Key Bank, then Sellers shall obtain payout letters from each of such secured lenders, as well as UCC-3 termination statements and any other documents needed to satisfy of record all security interests and other liens held by such secured lenders.

                (c)  Payment by Buyer.  Any funds necessary to satisfy the Key
                     ----------------
Credit Facility and to payout any other secured lenders shall be provided by Buyer or the Company, and such funds shall be in addition to, and not a deduction from, the Purchase Price.

    SECTION 4. SELLERS' REPRESENTATIVE; ATTORNEY-IN-FACT.
               -----------------------------------------

          4.01  Heath to Act as Sellers' Representative.  Each Seller hereby
                ---------------------------------------
appoints Heath as the sole representative of such Seller to act as the agent and on behalf of such Seller for all purposes under this Agreement, including for the purposes of: (A) acceptance of the Purchase Price and delivery of wire instructions to Buyer in connection therewith, as provided in Section 3.03; (B) determining the potential adjustment to the Purchase Price under Section 3.04;
(C) preparation of the Most Recent Financial Statements, and resolving all matters relating thereto or to BST's Report thereon; (D) determining whether the conditions to Closing have been satisfied and supervising the Closing, including waiving any such condition if, in her sole discretion, Heath determines that such waiver is appropriate; (E) taking any action that may be necessary or desirable, as determined by Heath in her sole discretion, in connection with the termination of this Agreement in accordance with Section 16; (F) taking any and all actions that may be necessary or desirable, as determined by Heath in her sole discretion, in connection with the amendment of this Agreement in accordance with Section 20; (G) accepting notices on behalf of such Seller in accordance with Section 21; (H) taking any and all actions that may be necessary or desirable, as determined by Heath in her sole discretion, in connection with the payment of the costs and expenses incurred with respect to the Company or such Seller in accordance with Section 19; (I) delivering or causing to be delivered to Buyer at the Closing certificates representing the Shares to be sold by such Seller hereunder; (J) executing and delivering, in her capacity as the representative of such Seller, any and all notices, documents or certificates to be executed by Heath, on behalf of such Seller, in connection with this Agreement and the transactions contemplated hereby; and (K) taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement to be performed by Heath on behalf of Sellers. As the representative of Sellers, Heath shall act as the agent for all such persons, shall have authority to bind each such person in accordance with this Agreement, and Buyer may rely on such appointment and authority until the receipt of notice of the appointment of a successor.

          4.02  Attorney in Fact.  Each Seller hereby appoints Heath as such
                ----------------
Seller's true and lawful Attorney-in-Fact and agent ("Attorney-in-Fact"), with
                                                      ----------------
full power of substitution and resubstitution, in such Seller's name, place and stead, in any and all capacities, in connection with the transactions contemplated by this Agreement, granting unto said Attorney-in-Fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the sale of such Seller's Shares as fully to all intents and purposes as such Seller might or could do in person. Unless Heath designates a different substitute Attorney-in-Fact and agent by written instrument signed and acknowledged after the signing of this Agreement, Heath, the Estate and the other Sellers hereby appoint A. Arthur Davis 3rd as substitute agent and Attorney-in-Fact, to act upon Heath's death, disability or judicially declared incompetence. In the event any such appointment of a successor takes effect, all references in this Agreement to "Heath" shall be deemed to refer to such successor agent and Attorney-in-Fact.
------

          4.03  Limitation on Liability.   Heath or her successor shall incur no
                -----------------------
liability to any Seller as the representative or Attorney-in-Fact of such Seller, except for liability arising from gross negligence or actions taken in bad faith by Heath on behalf of, or in the name of, such Seller.

          4.04  No Liability to Buyer.    Heath or her successor shall have no
                ---------------------
liability to Buyer for any default under Section 7 of this Agreement by any Seller.

    SECTION 5.  CONDITIONS TO CLOSING.
                ----------------------

          5.01   Buyer's Obligation. The obligation of Buyer to purchase and pay
                 -------------------
for the Shares is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

                 (a)  Warranties Still True.  The representations and warranties
                      ---------------------
of the Sellers made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date).

                 (b)  Performance of Obligations.  The Company and each Seller
                      --------------------------
shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

                 (c)  Closing Certificates.  The Company and Heath (on behalf of
                      --------------------
all Sellers) shall have delivered to Buyer, certificates dated the Closing Date and signed by an officer of the Company and by Heath confirming the foregoing.

                 (d)  No Restraints.  No statute, rule, regulation or executive
                      -------------
order ("Law") or decree, temporary restraining order, preliminary or permanent
        ---
injunction or other order ("Order") enacted, entered, promulgated, enforced or
                            -----
issued by any Federal, state or local government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), or other legal restraint
                                 -------------------
or prohibition preventing the purchase and sale of the Shares shall be in effect.

                 (e)  Government Filings. The waiting period under the Hart-
                      ------------------
Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), if applicable to the purchase and sale of the Shares, shall have expired or been terminated, and all other filings with any Government Entities which are required by Law have been made, and with respect to each such filing, either (i) the requisite consents have been obtained or (ii) the period within which such Government Entity may take action to oppose the transaction has expired or been terminated.

                 (f)  Good Standing Certificates. The Sellers shall have
                      --------------------------
delivered to the Buyer a certificate of good standing with respect to the Company, issued by the New York State Department of State and the corresponding agencies of the states of Pennsylvania and Vermont, such certificates to be dated within thirty (30) days prior to the Closing.

                 (g)  Legal Opinions.  The Company shall have delivered to the
                      --------------
Buyer:

          (i) an opinion of the Company's special counsel, Harris Beach & Wilcox, LLP, opining (A) that the Company's corporate existence and good standing are as stated in

Section 6.04 of this Agreement, (B) that they do not know or have any reasonable grounds to know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, the Company, its properties or its business which affects title to the Shares or the ability of Sellers to transfer such Shares free of all claims and encumbrances, or which relates to the validity and enforceability of this Agreement, or seeks to restrain the closing of the transactions envisioned by this Agreement, and (C) that this Agreement, and any closing certificates, other documents or instruments delivered by the Sellers pursuant hereto, constitute the binding, legal obligations of the Sellers, enforceable against them except as such enforceability may be limited by bankruptcy laws or general principles of equity.

          (ii) an opinion of the Company's regular counsel, Rowley Forrest O'Donnell & Beaumont, P.C., opining (A) that they do not know or have any reasonable grounds to know of any litigation, proceeding or governmental investigations pending or threatened against, or relating to, the Company, its properties or business which could result in a Company Material Adverse Affect, except as previously disclosed in the schedules to this Agreement, and (B) the authorized capital stock of the Company consists of 1,200 shares of voting Class A One Hundred Dollar ($100) par value common stock, and 2,000 shares of non-voting Class B One Hundred Dollar ($100) par value common stock, of which 245.75 shares of Class A common stock and 940.67 shares of Class B common stock are issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable. Counsel is not aware, after due inquiry, of any existing options, causes or commitments of any character whatsoever, or agreements to grant the same, relating to authorized or issued shares of the Company's capital stock, or any outstanding securities convertible into or exercisable for such shares, or any options, calls or commitments of any character whatsoever, with respect to the issuance or sale of any such convertible securities, and (C) Each Seller is the record owner, and to the best knowledge of counsel based on diligent inquiry (including a review of the stock books and minute books of the Company), the beneficial owner of the stock to be transferred by such Seller, has duly endorsed certificates or stock powers relating to such shares of stock, and is delivering good and marketable title to such shares of stock to the Purchaser, free and clear of all liens, claims and encumbrances.

                 (h)  Third Party Consents.  Heath shall have delivered to Buyer
                      --------------------
consents to the transaction from the Persons listed on Schedule 5.01(h) hereof, each of whom has or may have the right or option to terminate one or more material agreements, contracts or arrangements with the Company by reason of the consummation of the transactions contemplated hereby. This condition is expressly limited to only those Persons listed on Schedule 5.01(h).

                 (i)  Share Certificates. The Sellers have delivered
                      ------------------
certificates for all of the Shares, together with assignments (stock powers) for such Shares, duly endorsed for transfer to Buyer, Buyer's nominee or endorsed in blank, as Buyer shall specify.

           (j)  No Material Adverse Change. The updated Schedules (including the
                --------------------------
updated Accident Log), delivered to Buyer pursuant to the provisions of Section 22(b) shall not disclose any liability or obligation which (i) was not disclosed in the original Schedules and Financial Statements delivered to Buyer upon execution of this Agreement, and (ii) was incurred without obtaining Buyer's consent or contrary to the provisions of this Agreement, and (iii) constitutes a material adverse change in the condition of the Company's business, assets or prospects from what was reflected in the original Schedules and the Most Recent Financial Statements.

           (k)  Landlord's Consent to Assumptions.  Sellers shall have delivered
                ---------------------------------
to Buyer, landlords' consents to the transactions contemplated by this Agreement, for those parcels of Leased Property not owned by affiliates of the Company, for which the leases require such consents.

           (l)  No Litigation.  No legal action, suit or proceeding shall be
                -------------
pending, nor shall have the Company received any written threat to commence any such action, suit or proceeding, the effect of which would be to prevent Sellers' performance of this Agreement, or effect Buyer's right to own the Shares or operate the business of the Company.

           (m)  Releases from Secured Lenders.  Seller shall have delivered to
                -----------------------------
Buyer, the payout letters and UCC-3 termination statements, and any other documents required to satisfy security interests held by Key Bank, and by any other secured lenders, as required by subsection 3.06 of this Agreement.

     5.02  Sellers' Obligation.  The obligation of Sellers to sell and deliver
           -------------------
the Shares to Buyer is subject to the satisfaction (or waiver by Sellers) as of the Closing of the following conditions:

     (a)   Warranties Still True.  The representations and warranties of Buyer
           ---------------------
made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, are not reasonably likely to have a Buyer Materially Adverse Affect.

     (b)   Performance of Obligations. Buyer shall have performed or complied in
           --------------------------
all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing.

     (c)   Closing Certificate.  Buyer shall have delivered to Sellers a
           -------------------
certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

           (d)  No Restraints.  No applicable Law or Order enacted, entered,
                -------------
promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

           (e)  HSR.  The waiting period under the HSR Act, if applicable to the
                ---
purchase and sale of the Shares, shall have expired or been terminated.

           (f)  Legal Opinion. Buyer shall have delivered to Sellers the written
                -------------
opinion of Buyer's counsel, Kirkland & Ellis, opining to the effect that the Buyer's corporate existence and good standing are as set forth in Section 9.01 of this Agreement, and that they do not know or have any reasonable grounds to know of any litigation, proceeding or governmental investigation pending or threatened against the Buyer, which seeks to enjoin the closing of the transactions envisioned by this Agreement.

     5.03  Waiver of Closing Conditions.  The parties acknowledge and agree that
           ----------------------------
if Buyer knows of a failure of any condition set forth in subsection 5.01 or if Sellers know of a failure of any condition set forth in subsection 5.02, and if such party proceeds with the Closing, such party shall be deemed to have waived such condition and such party and its successors, assigns and Affiliates shall not be entitled to sue for damages or to assert any other right on remedy for any losses arising from any matters relating to such condition, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto. The party seeking to establish that a waiver has occurred shall bear the burden of proof that the party alleged to have waived such condition in fact knew of the failure of such condition to have been satisfied as of Closing.

     5.04  Frustration of Closing Conditions. Neither Buyer nor any Seller may
           -----------------------------------
rely on the failure of any condition set forth in Sections 5.01 or 5.02, respectively, to be satisfied if such failure was caused by such party's failure to act in good faith or to use reasonable efforts to cause the Closing to occur, as required by Section 11.04.

     5.05  Affiliated Real Estate Properties.
           ---------------------------------

           (a) The Company leases several parcels of real estate, from corporations which are owned in part by the Sellers. Buyer or Buyer's affiliate shall enter into binding written purchase agreements for such parcels, and also for property owned by Bradcam, Inc., located near Rochester, New York, which is not leased to the Company. Such real estate purchase agreements shall be executed simultaneously with the execution of this Agreement. With the exception of the Albany parcel, the Closing under this Agreement and the Closings under the various real estate agreements occur simultaneously. However, if Buyer or Buyer's Affiliate is unable or unwilling to close on any one or more parcels, due to the failure to meet any condition set forth in such agreements, then Buyer or Buyer's Affiliate may refuse to close on such parcel(s) in accordance with procedures set forth in the various real estate contracts. In such event, the Closing under this Agreement shall be delayed for a period not to exceed thirty (30) days, and the parties shall negotiate in good faith towards lease agreements for any such parcel(s) upon which the Buyer or Buyer's affiliate is unwilling to close. If the parties are not able to reach agreement, then the Closing under this Agreement shall nonetheless proceed, and the parties shall be deemed to have agreed to a lease for a term of one (1) year from the Closing with respect to any such parcel(s) under the following terms and conditions: (i) the annual base rent, if not agreed upon by the parties, shall be established by reference to a broker who is a member of the multiple listing service for the area in which such parcel is located, and who is mutually agreeable to the parties or, if the parties cannot reach agreement, who is elected by such multiple listing service; (ii) such annual base rent shall be payable in monthly installments due on the first day of each month and shall be a "net" rental, with Buyer to be responsible for all real estate taxes, insurance and all utilities and other operating expenses incurred in connection with the occupancy of the property, all of such sums to be pro-rated per customary practice for the one (1) year rental period; (iii) Buyer shall be responsible for all non-structural repairs and replacements and the owner shall be responsible for all structural repairs and replacements unless the same are necessitated by any act or omission of Buyer; and (iv) the leasing shall otherwise be upon such terms and conditions as are set forth in the standard form lease agreement attached hereto as Schedule 5.05.

          (b) Title to the Albany parcel cannot be transferred until such time as the owners of such parcel receive subdivision approval, as is more particularly set forth in the real estate purchase agreement applicable to the Albany parcel. Accordingly, the Albany parcel shall be leased to Buyer during the interim period between the Closing under this Agreement and the closing under the real estate purchase agreement for the Albany parcel, upon terms and conditions set forth in subsection 5.05(a) above.

    SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLERS.   Sellers hereby
               -----------------------------------------
jointly and severally represent and warrant to Buyer as follows:

          6.01  Authority.  The Company has all requisite corporate power and
                ---------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          6.02  No Conflicts.  Except as set forth in Schedule 6.02, the
                ------------
execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and compliance with terms hereof by the Company will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind ("Lien") upon any
  ----
of the properties or assets of the Company under any provision of (i) the Restated Certificate of Incorporation or By-laws of the Company, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company is a party or by which any of its properties or assets are bound or (iii) any Order or Law applicable to the Company or its properties or assets, other than, in the case
                                                       ----------
of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company, or on the ability of the Company to consummate the transactions contemplated hereby (a "Company Material Adverse Effect").
 -------------------------------

          6.03  Consents.  No consent, approval, license, permit, order or
                --------
authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable,
(ii) those that may be required solely by reason of Buyer's (as opposed to any other party's) participation in the transactions contemplated hereby and (iii) such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations and filings the absence of which, or the failure to make which, individually or in the aggregate, would not have a Company Material Adverse Effect.

          6.04  Organization and Standing: Books and Records.  The Company is a
                --------------------------------------------
corporation validly existing and in good standing under the laws of the State of New York. The Company has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Company Material Adverse Effect. Nothing in the foregoing sentence shall be construed as creating a condition precedent requiring the consent of any manufacturer or supplier to the transfer of any dealer or distributorship agreements now held by the Company, except those consents set forth in Schedule 5.01(h). The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect. Correct and complete copies of the Company's articles of incorporation and by-laws have been or will be furnished to the Buyer, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company have been made available for inspection by the Buyer.

          6.05  Capital Stock of the Company and the Subsidiaries. The
                -------------------------------------------------
authorized capital stock of the Company consists of (i) twelve hundred (1,200) shares of voting Class A - $100 par value common stock, (ii) two thousand (2,000) shares of non-voting Class B $100 par value common stock. The Estate owns 245.756 shares of the Class A-$100 par value common stock. The Estate and the other stockholders collectively own 940.659 shares of the Class B common stock. All of such issued stock, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. A table showing the stockholdings of all Sellers is attached hereto as Schedule 6.05 and made a part hereof. Schedule 6.05 sets forth all of the issued and outstanding capital stock and equity securities of the Company, and there are no other shares of capital stock or other equity securities of the Company outstanding. Except as set forth in Schedule 6.05, the Shares have not been issued in violation of, and none of the Shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any applicable Law, the Restated Certificate of Incorporation or By-laws of the Company, any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise. Except as otherwise set forth in Schedule 6.05, there are not any outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which any of the Sellers or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company. Except as set forth in
Schedule 6.05, there are no equity securities of the Company reserved for issuance for any purpose. Except for the note held by Ruth Heath Mong (to be satisfied by Sellers at Closing), or except as set forth in Schedule 6.05, there are not any outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

          6.06  Equity Interests.  Except as set forth in Schedule 6.06 or in
                ----------------
the Most Recent Financial Statements, the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other person and neither the Company nor any of the Subsidiaries is a member of or participant in any partnership, joint venture or similar person.

          6.07  Financial Statements and Related Matters.
                ----------------------------------------

    (a) The Company has furnished the Buyer with copies of (i) the balance sheets of the Company as of December 31, 1995 and December 31, 1996; (ii) the Balance Sheet of the Company as of December 31, 1997, prepared by the Company (the "Most Recent Balance Sheet"), and (iii) the statements of income and cash
      -------------------------
flows of the Company for the calendar years ended December 31, 1995, 1996 and 1997, together with the notes to such financial statements for 1995 and 1996. The financial statements as of and for the years ended December 31, 1995, 1996 and 1997 are collectively called the "Financial Statements." The balance sheet,
                                      --------------------
income statements and statements of cash flow and all other components of the statements for the year ended December 31, 1997 are herein referred to as the "Most Recent Financial Statements." The Most Recent Financial Statements will
---------------------------------
be audited by Price Waterhouse, and copies of the audited version will be delivered to Buyer as soon as they become available. All warranties, representations and covenants made by Sellers herein which relate to the Most Recent Financial Statements shall be deemed to relate to the unaudited version
                                                             ---------
of the Most Recent Financial Statements. A copy of the unaudited version of the Most Recent Financial Statements is included as Schedule 6.07 to this Agreement.

    (b)  GAAP; Fair Presentation.  The Financial Statements and the Interim
         -----------------------
Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied (except in each case as described in the notes thereto). The Financial Statements and the Interim Financial Statements present fairly in all material respects the financial position and results of operations of the Company as of the respective dates thereof and for the respective periods indicated. The Balance Sheet dated as of 12/31/96 has been audited by BST, and the Most Recent Financial Statements are in the process of being audited by BST, and will be made available to Buyer when such audit is complete. The Financial Statements for the year ended 12/31/95 have been reviewed by BST.

    (c)  Accounts Receivable.  The accounts receivable reflected on the
         -------------------
Financial Statements (including the Most Recent Financial Statements) and the Closing Financial Statements represent and will represent bona fide transactions with customers in the ordinary course of business. The reserves for receivables on the Closing Financial Statements will be made in a manner consistent with computation of reserves for the Financial Statements.

    (d)  Inventories.  The Inventories shown on the Most Recent Financial
         -----------
Statements and the Closing Financial Statements consist and will consist of items of a quantity and quality useable or saleable in the ordinary course of business of the Company and the value of all items of Inventory, including obsolete materials or materials of below-standard quality, have been written down to the lower of cost or realizable market value, or adequate provisions have been made therefor, and such valuations reflect the normal inventory valuation policies of the Company.

    (e)  Interim Financials.  After the last day of each calendar month,
         ------------------
commencing January 31, 1998, the Company will furnish the Buyer, as soon as the same are available, with copies of (i) the balance sheet of the Company as of such month end, prepared by the Company, and (ii) the statements of income and cash flows of the Company for the month then ended (the "Interim Financial
                                                         -----------------
Statements").  The warranties and representations set forth in this Section 6.07
----------
apply to the Interim Financial Statements, except that Buyer acknowledges that the Interim Financial Statements are internally prepared, have not been compiled, reviewed or audited by BST, do not contain explanatory notes with respect to matters typically set forth in the notes to the other Financial Statements, and are subject to adjustment upon review or audit by BST.

          6.08   Taxes.
                 -----

               (a) For purposes of this Agreement, the following definitions shall apply:

          (i)   The terms "Tax" or "Taxes" shall mean all taxes, however
                           ---      -----
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profit taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in clause (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another Person.

          (ii)  The terms "Return" or "Returns" shall mean all reports,
                           ------      -------
estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (iii) The term "Corporate Level Taxes" means Taxes imposed upon the
                          ---------------------
Company at the corporate level, and includes (A) sales taxes, payroll taxes and other taxes incurred in connection with operation of the business in the ordinary course, (B) franchise taxes and/or income taxes imposed by any state or municipality in which the Company conducts business at a level subject to taxation (including without limitation, taxes imposed at the corporate level notwithstanding that the Company has made an "S" election under applicable state tax law), (C) any Taxes imposed upon the Company by any federal, state or local tax law with respect to the sale of the Shares, except any built-in gains tax
                                                  ------
levied under the Code or any comparable provision of state tax laws.

               (b) Except as set forth in Schedule 6.08, and except as could not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

     (i) all Returns required to be filed by or on behalf of the Company and each of its subsidiaries have been duly filed on a timely basis (giving account to any extensions obtained) and such Returns are true, complete and correct;

     (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Company and each of its subsidiaries under
Section 6655 of the Internal Revenue Code of 1986, as amended (the "Code") or
                                                                    ----
comparable provisions of state, local
or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Company or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any completed tax fiscal year prior to the date of this Agreement;

     (iii) the Company and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party;

     (iv) there are no liens on any of the assets of the Company or any of its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company or such subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established;

     (v) the amount of the Company's and its subsidiaries' liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Financial Statements does not, in the aggregate, exceed the amount of the liability accruals for Taxes reflected on the Most Recent Financial Statements, except for Corporate Level Taxes imposed upon the Company by virtue of income earned in 1997 from operations in the ordinary course of business;

     (vi) each of the Financial Statements properly accrues in accordance with generally accepted accounting principles all liabilities for Taxes payable after the date of such Financial Statement attributable to transactions and events occurring prior to such date, except that the Most Recent Balance Sheet does not accrue certain Corporate Level Taxes imposed upon the Company by virtue of income earned in 1997 from operations in the ordinary course of business.

     (vii) except for liabilities for Corporate Level Taxes arising from the sale of the Shares which are imposed upon the Company by virtue of the Code
Section 338(h)(10) Elections, no liability for Taxes of the Company or any of its subsidiaries has been incurred (or prior to Closing will be incurred) since December 31, 1997 other than in the ordinary course of business; and

     (viii) all Taxes arising in or attributable to the period from January 1, 1998 until the Closing Date will be paid for by Sellers, except that Corporate
                                                         ------ ----
Level Taxes imposed upon the Company as a result of (A) operations from January 1, 1998 through the Closing Date, and (B) the sale of the Shares (including Taxes due by reason of the Elections) shall be paid by the Company, and are not a deduction from the Purchase Price for the Shares.

               (c) Except as set forth in Schedule 6.08, the Company has made or will make available to Buyer true, correct and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company or any of its subsidiaries relating to Taxes which have not been fully paid and satisfied by the Company, and (ii) all federal and state income or franchise tax Returns and state and local sales and use Tax Returns for or including the Company or any of its subsidiaries for the periods ended on and after December 31, 1994, 1995 and 1996, excluding from the foregoing such Returns with respect to Taxes the nonpayment of which, individually or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries derives income from any state which is taxable by such state, other than states for which Returns have been duly filed and made available to Buyer.

               (d) Except as disclosed in Schedule 6.08, (i) the Returns of or including the Company and its subsidiaries for the years ending on or after December 31, 1992, 1993, 1994, and 1996 have not been audited by a government or taxing authority, nor is any such audit in process, pending or, to the Company's knowledge, threatened, (ii) no deficiencies exist or have been asserted (either in writing or verbally) or are expected to be asserted, with respect to Taxes of the Company or any of its subsidiaries, and neither the Company nor any such subsidiary has received written notice nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) neither the Company nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally) against the Company, any of its subsidiaries, or any of their assets, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company or its subsidiaries. The Company's 1995 federal income tax return is currently being audited by the Internal Revenue Service, and such audit is in process. Sellers are not presently aware of any facts which would result in an assessment of Taxes with respect to the audit of such 1995 return.

               (e) Neither the Company nor any of its subsidiaries has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company or such subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

               (f) Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code.

               (g) Schedule 6.08 sets forth the following information with respect to the Company as of the most recent practicable date: (A) the basis of the Company in its assets; and (B) the basis of each Seller in his or her Shares.

               (h)  A valid election to be an S Corporation, as defined in
Section 1361 of the Code and the corresponding provision of New York State Tax Law, has been in effect with respect to the Company at all times since December 29, 1986. Elections of

"S" corporation status for other states in which the Company conducts business have been in effect with respect to the first tax return filed for each of such states after 1986.

          6.09  Assets Other than Real Property Interests.  Schedule 6.09
                -----------------------------------------
contains a listing as of the date of the Most Recent Financial Statements, of all major items of (i) the equipment comprising the rental fleet, (ii) equipment held for sale to customers, (iii) other fixed assets, and (iv) any liens upon such assets. Such list includes (to the extent available) the year, make, model number, equipment number, serial number and any other information reasonably required to identify each item of equipment. An updated Schedule 6.09 will be delivered with the Closing Financial Statements, such updated schedule to list the items set forth above, determined as of the close of business on the day immediately preceding the Closing Date. The changes reflected in the Closing Financial Statements when compared to the Most Recent Financial Statement will have only those changes which have occurred in the ordinary course of business, except as may otherwise be permitted under this Agreement. The Company has and shall have good and valid title to all assets reflected on the Most Recent Financial Statements and Schedule 6.09, except those assets sold or otherwise disposed of since the date of the Most Recent Financial Statements in the ordinary course of business. Such assets will, at Closing, be free and clear of all Liens except (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business which are not yet due and payable, (ii) Liens for taxes that are not due and payable, and (iii) Liens that secure debt owed to Key Bank or its Affiliates, but only if Buyer elects to leave the Key Bank Credit Facility in place as provided in Section
3.06 hereof, and (iv) liens disclosed on Schedule 6.09. The Liens described in clauses (i) - (iv) above are hereinafter referred to collectively as "Permitted
                                                                      ---------
Liens." This Section 6.09 does not relate to real property or interests in real
-----
property, such items being the subject of Section 6.10, or to interests in intellectual property, such items being the subject of Section 6.11; however, the defined term "Permitted Liens" shall be applicable to Sections 6.10 and
                  ---------------
6.11. The Company owns, or leases under valid leases, or licenses under valid licenses, all tangible and intangible assets, properties and rights which are necessary for the conduct of its business as currently conducted.

          6.10  Real Property; Leased Property.  The Company does not hold fee
                ------------------------------
ownership or a ground lease in any real property. Schedule 6.10 sets forth a complete list of all real property and interests in real property leased by the Company (individually, a "Leased Property" and collectively, the "Leased
                          ---------------                         ------
Properties"). The Company has good and valid title to the leasehold estates in
----------
the Leased Properties in each case free and clear of all Liens' except (i) Permitted Liens, and (ii) easements, covenants, rights-of-way and other similar encumbrances or restrictions of record which neither prevent or impair the Company's conduct of its business, nor render title unmarketable. The Company shall use its best efforts to obtain estoppel certificates from the landlords of all parcels of Leased Property which are leased from owners not affiliated with the Sellers.

          6.11  Intellectual Property.
                ---------------------

          (a) Schedule 6.11 sets forth a true and complete list of all material patents, trademarks (registered or unregistered), copyrights and applications therefor (collectively, "Scheduled Intellectual Property"), owned, used, filed
                         -------------------------------
by or licensed to the Company, except for (i) agreements relating to "off-the-
                               ----------
shelf" computer software licensed to the Company for its use, and (ii) dealer and distributorship agreements made in the ordinary course of business, pursuant to which the Company has the right or license, in connection with its activities as a dealer or distributor, to use the trade marks and trade names of such dealers. With respect to registered trademarks, Schedule 6.11 sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth in Schedule 6.11, the Company owns or the Company has the legal right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Intellectual Property used in its business and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. "Intellectual Property"
                                                          ---------------------
means the Scheduled Intellectual Property and all other patents, patent applications, trademarks, service marks, trademark or service mark applications and registrations, trade and corporate names, copyrights, copyright applications and registrations, trade secrets, know-how, technology, computer software and software systems, business and marketing plans, customer and supplier lists, confidential information and all other proprietary property, rights and interests.

          (b) Except as set forth in Section 6.11 or 6.12, the Company has not granted any material options, licenses or agreements of any kind relating to its Intellectual Property or the marketing or distribution thereof, except nonexclusive licenses to distributors and end-users in the ordinary course of business. Subject to the rights of third parties set forth in Schedule 6.11 and except for Permitted Liens, all Intellectual Property is free and clear of all Liens. The Company is not bound by or a party to any material options, licenses or agreements of any kind relating to the intellectual property of any other person, except for: (i) such agreements or other instruments as may be set forth in Schedule 6.11; (ii) agreements relating to computer software licensed to the Company for its use; and (iii) dealer and distributorship agreements made in the ordinary course of business, pursuant to which the Company has the right or license, in connection with its activities as a dealer or distributor, to use the trade marks, trade names and other intellectual property of others. Except as set forth in Schedule 6.11, the conduct of the business of the Company as presently conducted does not violate, conflict with or infringe the intellectual property of any other person.

          (c) The Company licenses from Ebeling Associates, Inc., the various application software programs comprising the Company's general ledger, accounts payable, accounts receivable, purchasing, inventory control, rental inventory management system, and other business applications. The Company has no ownership rights in such software, except as to the potential royalty arrangement described in Schedule 6.11. The programs licensed are set forth on
Schedule 6.11.

          (d) Except as set forth in Schedule 6.11, (i) no claims are pending as of the date of this Agreement against the Company by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property and (ii) since January 1, 1992, the Company has not received any communications alleging that the Company has violated any rights relating to intellectual property of any person.

     6.12 Contracts.  Except as set forth in Schedule 6.12, the Company is not a
          ---------
party to or bound by any:

          (a)  Employment Agreements.  Employment agreement other than (i)
               ---------------------
agreements terminable at will by the Company, or (ii) agreements which terminate by their own terms at or prior to the Closing.

          (b)  Covenants.  Covenant of the Company not to compete other than
               ---------                                          ----- ----
territorial limitations contained in any dealer or distributorship agreement.

          (c)  Agreements with Affiliates.  Agreement, contract or other
               --------------------------
arrangement with (i) any Seller, (ii) any Affiliate of any Seller, or (iii) any officer, director or employee of the Company, other than agreements that will terminate at or prior to the Closing.

          (d)  Leases.
               ------

    (i) Lease, sublease or similar agreement with any person under which the Company is a lessor or sublessor of, or makes available for use to such person,
(i) any portion of any Leased Property occupied by the Company; (ii) any other property of the Company, except for agreements providing for the sale or rental
                         ------
of Inventory to customers in the ordinary course of business.

    (ii) Lease or similar agreement with any person under which the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person, with a remaining unpaid obligation in excess of $10,000 for the balance of the term to which the Company is firmly bound.

          (e)  Loans.
               -----

    (i) Agreement, contract or other instrument under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person in any such case which, individually, is in excess of $100,000.

    (ii) Agreement, contract or other instrument under which the Company has loaned or invested funds of the Company, other than investments disclosed on other schedules to this Agreement.

          (f)  Guaranties.  Agreement, contract or other instrument under which
               ----------
the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $10,000.

          (g)  Liens.  Agreement, contract or other instrument granting a
               -----
security interest, Lien or other Encumbrance upon any asset of the Company other than Permitted Liens.

          (h)  Indemnities.  Agreement, contract or other instrument providing
               -----------
for indemnification of any person with respect to material liabilities relating to any current or former business of the Company or any predecessor person, other than provisions in the Company's certificate of incorporation, by-laws or corporate resolutions relating to indemnification by the Company of its officers and directors to the extent permitted by the New York Business Corporation Law.

          (i)  Confidentiality Agreements.  Any confidentiality agreements,
               --------------------------
pursuant to which the Company is obligated not to divulge, disclose or use any confidential information, trade secrets or other proprietary information belonging to third parties.

          (j)  Other Agreements.  Other agreement or instrument (or group of
               ----------------
agreements or instruments with the same party) to which the Company is a party or by or to which it or any of its assets or business is bound or subject to that has a future liability to any person in excess of $100,000 (computed individually as to each agreement or group of agreements with any one third party) and is not terminable by the Company at will or by notice of not more than 60 days for a cost of less than $100,000. Except as set forth in Schedule 6.12, to the knowledge of the Company, all agreements, contracts, leases, licenses, commitments or instruments of the Company required to be set forth in the Schedules (collectively, the "Contracts") are valid, binding and in full
                                  ---------
force and effect and are enforceable by the Company in accordance with its terms. Except as set forth in the Schedules, the Company has performed all material obligations required to be performed by it to date under the Contracts and the Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

    The Company has not set forth in Schedule 6.12 or any other schedule the various rental agreements, leases, purchase orders or other agreements made with customers or suppliers in the ordinary course of business which involve the purchase, sale, lease or rental of Inventory, and the provisions of this section do not apply to such agreements. The Company has made available and will continue to make available to the Buyer true and correct copies of all written contracts which are required to be disclosed on Schedule 6.12.

    6.13  Litigation.  Schedule 6.13 sets forth a list as of the date this
          ----------
Agreement is signed, of all pending, or to the Seller's knowledge threatened, lawsuits, actions, suits, proceedings, orders, judgments, decrees, investigations or claims against the Company and shall also include the Accident Log referenced below. Schedule 6.13 includes, as to each lawsuit, the following information: (i) the names and designations of all parties to the claim or action (ii) the court in which such action is pending and index number or other court file number (iii) a brief description of the nature of the case and nature of the alleged injury (iv) the amount claimed by the plaintiff in the pleadings and (v) the current status of any settlement negotiations, including the latest offer made by each party. Except as set forth in Schedule 6.13, the Company is not a party or subject to or in default under any material Order. Except as set forth in Schedule 6.13, to the knowledge of the Company, there are no pending or threatened investigations of the Company by any Governmental Entity which, if resulting in entry of any Order, would have a Company Material Adverse Effect. The Company has also provided the Buyer with a true copy of the Accident Log, which lists all occurrences of which the Company is aware, and which might give rise to a claim against the Company, and includes incidents as to which the Company has conducted an investigation and notified its insurance carriers, even though such incidents have not (and may not) generated a pending or threatened lawsuit which is includable on Schedule 6.13. An updated copy of the Accident Log shall be provided to Buyer at the Closing.

    6.14  Insurance.  The insurance policies owned and maintained by the
          ---------
Company, that are material to the Company are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments or other payments that may be required under worker's compensation, disability or general liability policies that are not yet, but may be, required to be paid) and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation. Workers compensation and general liability premiums are audited after completion of each policy year. The Company has not been notified in writing or otherwise by any insurance carrier that such carrier denies coverage for any claim which has been made by the Company with respect to such carrier.

    6.15  Benefit Plans.
          -------------

          (a) Schedule 6.15 identifies each material employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, bonus, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, insurance, sick pay, disability, severance, or other plan, fund, program, policy, contract or arrangement providing employee pensions or benefits maintained or contributed to by the Company in which any employees or former employees of the Company participates or under which any of them has accrued and remains entitled to any benefits (all such plans, funds, programs, policies, contracts and arrangements, other than any such plan that is a "multiemployer plan" as described in Section 4001(a) (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), being referred to as the "Plans").
                                   -----                              -----
The

Company has made available to Buyer copies of all written Plans, and all summary plan descriptions for such plans.

          (b) The Company has not been involved in any transaction that is likely to cause the Company to be subject to liability with respect to a plan subject to Title IV of ERISA (a "Title IV Plan") to which the Company
                                 -------------
contributed or was obligated to contribute during the six year period ending on the Closing Date under Section 4062 or 4069 of ERISA. The Company has not incurred any material liability under Title IV of ERISA that is likely to become or remain a liability of the Company or Buyer after the Closing Date.

          (c) Except as set forth in Schedule 6.15, (A) all contributions and deposits of employee' elective deferrals to the Plans that may have been required to be made in accordance with ERISA or the Code have been timely made,
(B) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Plan and (C) no Plan maintained solely by the Company has an "accumulated funding deficiency" within the meaning of Section 412 (a) of the Code as of the most recent plan year.

          (d) Except for union-sponsored multi-employer plans, the only retirement plan maintained by the Company is a 401-K plan which was created by adoption of a Merrill Lynch prototype plan. Previously, the Company maintained a defined contribution retirement plan based upon a Fleet Bank (or Fleet Bank Affiliate) prototype plan. To the best knowledge of the Company, the Merrill Lynch prototype plan and the Fleet Bank prototype plan have each been the subject of a determination letter from the Internal Revenue Service to the effect that such Plan is qualified and exempt from Federal income taxes under Sections 401 and 501, respectively, of the Code, and such determination letters have not been revoked nor, to the knowledge of the Company, has revocation been threatened.

          (e) The representations set forth in this subsection 6.15(e) apply only to those Plans maintained exclusively by the Company, and do not apply to any multi-employer plans to which the Company contributes. To the best knowledge of Sellers, neither the Company, nor any of the Plans, any trust created thereunder or any trustee or administrator thereof, has knowingly engaged in a transaction in connection with which the Company is likely to be subject to either a material liability or a material civil penalty assessed pursuant to Sections 409 or 502(i) or (1) of ERISA, or a material tax imposed pursuant to Section 4975 of the Code. Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. Except as disclosed on Schedule 6.15, there are no material pending or, to the knowledge of the Company, threatened claims against any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits). The Company has complied with and is in compliance with all reporting and disclosure obligations imposed by ERISA and the Code with respect to all of its Plans. The Company is not aware of any fact or circumstance that would afford a basis for the Internal Revenue Service to disqualify any Plan which is a pension benefit plan, as defined in ERISA.

          (f) The Company has not received any notice that any multiemployer plan is insolvent or in reorganization within the meaning of Section 4241 of ERISA. Schedule 6.15 identifies all multi-employer plans to which the Company currently makes contributions on behalf of any current or former employee. The Sellers are not aware of any claims that the Company has failed to make any required contributions to a multi-employer plan. Notwithstanding anything to the contrary contained in this Agreement, the Sellers make no warranty or representation as to the size or existence of any funding deficiency for any multi-employer plans, nor do Sellers' warrant or represent as to any potential withdrawal liability that the Company may incur by reason of any act or omission to act occurring after the Closing.

     6.16 Absence of Changes or Events.  Except as set forth in Schedule
          ----------------------------
6.16, since the date of the Most Recent Balance Sheet, there has not been any material adverse change in the business, assets, financial condition, results of operations or prospects of the Company, other than changes relating to United States or foreign economies in general or the Company's industries in general and not specifically relating to the Company. Buyer acknowledges that there may have been disruption to the Company's business as a result of the marketing of the Company by Sellers to potential buyers and that there may be disruption to the Company's business as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby, and Buyer agrees that such disruptions do not and shall not constitute a breach of this Section 6.16. Without limiting the generality of the foregoing, except as set forth in
Schedule 6.16, since the date of the Most Recent Balance Sheet, the Company has not:

          (a) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or (with the further exception of payments allowed under subsections 8.02(n) and 19(a)) declared, set aside or paid any dividends or made any other distributions, whether in cash or in kind, with respect to any shares of its capital stock or other equity security;

          (b) issued, sold or transferred any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other equity securities of the Company;

          (c) incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business (for purposes of this provision, potential liabilities related to routine personal injury litigation or claims made, which are both (i) fully covered by the Company's insurance and (ii) disclosed in the updated Schedule 6.13 to be delivered at Closing shall be deemed to have been incurred in the ordinary course of business).

          (d) subjected any portion of its properties or assets to any Lien (except (i) Permitted Liens, and (ii) Liens for the purchase price/lease cost of assets acquired since the date of the Most Recent Balance Sheet in the ordinary course of business);

          (e) sold, leased, assigned or transferred (including, without limitation, transfers to Sellers or any of their Affiliates) a portion of its tangible assets, except for sales and rentals of inventory in the ordinary course of business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (f) sold, assigned, licensed or transferred (including, without limitation, transfers to Sellers or any of their Affiliates) any Intellectual Property owned by, issued to or licensed to the Company or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Company in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

          (g) suffered any extraordinary losses or waived any rights of material value;

          (h) entered into, amended or terminated any material lease, contract, agreement or commitment (other than sale and rental agreements with customers in the ordinary course), or taken any other action or entered into any other transaction other than in the ordinary course of business;

          (i) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or (other than increases to non-officer employees made per customary practices or to meet a competing offer) made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (j) made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

          (k) conducted its cash management customs and practices other than in the ordinary course of business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, and payment of accounts payable and accrued expenses);

          (l) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $100,000 other than the purchase of Inventory in the ordinary course of business; or

          (m) made any loans or advances to, or guarantees for the benefit of, any persons.

        6.17 Compliance with Applicable Laws.
             -------------------------------

        (a)  General Laws.  Except as set forth in Schedule 6.17(a), the Company
             ------------
has complied with, and is in compliance with, all applicable Laws, including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company has not received any written communication since January 1, 1992 from a Governmental Entity that alleges that the Company was or is not in compliance in any material respect with any Law except where such noncompliance would not have a Company Material Adverse Effect. This
Section 6.17(a) does not relate to environmental matters, which are the subject of Section 6.17(b), Benefit Plans, which are the subject of Section 6.15, employee and labor matters, which are the subject of Section 6.18, or taxes, which are the subject of Section 6.08.

        (b)  Environmental Laws.
             ------------------

  (i) Definitions.  For purposes of this Agreement:

        (A) "Environmental Laws" collectively means and includes any present
             ------------------
local, state and federal statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law relating to the environment, environmental conditions, pollution or protection of the environment and public health and safety, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation, including without limitation, the Resource Conservation and Recovery Act of 1986 ("RCRA"), 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response,
  ----                   -- ---
Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. 9601-9657, as
                                         ------
amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"),
                                                                      ----
the Hazardous Materials Transportation Act, 49 U.S.C. 6901, et seq., the Federal
                                                            -- ---
Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42
                                            -- ---
U.S.C. 741 et seq., the Clean Water Act, 33 U.S.C. 401 et seq., the Clean Water
           -- ---                                      -- ---
Act, 33 U.S.C. 1251 et seq.  The New York Environmental Conservation Law, the
                    -- ---
New York Navigation Law, and any regulations promulgated under any of the foregoing statutes.

        (B) "Hazardous Substance" means and includes those substances or wastes
             -------------------
deemed hazardous, toxic or a pollutant under any Environmental Law, including without limitation, asbestos or any substance containing asbestos in friable condition, the group of organic compounds known as polychlorinated biphenyls, gasolene, kerosene, diesel fuel, lubricating oils, petroleum, any petroleum-based product, gasolene-based product, any product containing constituents of gasolene or petroleum, flammable explosives, radioactive materials, chemicals known or believed to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related substances and any items included in the definition of hazardous or toxic waste, materials or substances under any Environmental Law.

        (C) "Environmental Contamination" shall mean the presence of any
             ---------------------------
Hazardous Substances in quantities or concentrations that would violate any Environmental Laws, or which requires remediation under and/or constitutes a violation of the terms of any lease agreement for any of the Leased Properties.

  (ii) Seller has conducted recent Phase I environmental surveys (done by Geraghty & Miller, Inc.) of all of the Leased Properties, and has delivered true copies of the written reports of such surveys (the "Environmental Reports") to
                                                    ---------------------
Buyer. Buyer acknowledges receipt of the Environmental Reports and agrees that Buyer has had sufficient time to review such Environmental Reports, and to obtain such information with respect thereto as Buyer deems necessary. Sellers are not aware of the presence of any Environmental Contamination with respect to any of the Leased Properties, other than as disclosed in such Environmental Reports.

  (iii) Except as set forth in Schedule 6.17(b), since January 1, 1991, the Company has not received any communication from a Governmental Entity that alleges that the Company is not or was not in compliance, in any material respect, with Environmental Laws, except where such noncompliance would not have a Company Material Adverse Effect;

  (iv) the Company has obtained all permits, licenses and governmental authorizations that are required for the Company to conduct its businesses under Environmental Laws ("Environmental Permits"). Since January 1, 1991, the
                     ---------------------
Company has been, and presently is, in compliance with Environmental Laws and the terms of any Environmental Permits, except for any noncompliance with Environmental Laws and/or Environmental Permits that would not have a Company Material Adverse Effect;

  (v) Except as disclosed on the Environmental Reports, Hazardous Substances have not been transported, generated, stored or disposed of from, at, on or under any Leased Property during the period of time such Leased Property was occupied by the Company, in a manner or in quantities or concentrations that would violate any Environmental Law or Environmental Permit, except to the extent that such violations would not have a Company Material Adverse Effect;

  (vi) the Company has received no notice of any currently pending or currently threatened environmental claims made by any Governmental Entity or other third party against the Leased Property or the Company that would have a Company Material Adverse Effect or which alleges that the Company is responsible or potentially responsible to clean up or pay the costs of cleanup of any Hazardous Substances;

  (vii) the Company has not entered into any agreement obligating the Company to pay any cleanup costs, nor has the Company entered into any agreement in connection with its business that may now, or in the future, require it to pay, reimburse, guaranty, indemnify or hold harmless any person for or against environmental liabilities and costs, except to the extent that any of the foregoing may be contained in existing lease agreements relating to the Leased Properties;

  (viii) the Company has given Buyer access to all records and files in its possession concerning environmental compliance, including, without limitation, all environmental audits and/or environmental assessment reports pertaining to the Leased Property and Company operations at or on the Leased Property;

  (ix) the Company shall provide to Buyer full access to the Leased Property for the purpose of providing Buyer the opportunity to perform such additional inspections and investigations with respect to environmental compliance as deemed necessary and appropriate by Buyer. Buyer shall be solely responsible for all costs and expenses incurred to perform any additional investigations. Buyer shall provide to the Company a description of all investigations and inspections which Buyer seeks to undertake and Buyer shall provide to the Company prior notice of the date and time at which Buyer seeks to perform such inspection or investigation, which notice shall in no case be less than forty-eight (48) hours prior thereto. Buyer shall provide the results of all such inspections and investigations to the Company. Buyer shall not provide the results of any such inspections and investigations to any Governmental Entity unless Buyer is required to do so by applicable Environmental Law, or by contract, and in such event, will provide prior or simultaneous notice to the Company. Buyer agrees to indemnify and hold harmless the Company from all loss, costs, damages, including personal injury, resulting from the negligence or willful misconduct of Buyer or its agents or representatives in connection with their physical presence on the Leased Property pursuant to this subparagraph.

  (x) The Environmental Report with respect to the Albany/Central Avenue Leased Property and the Syracuse Leased Property disclose the presence of petroleum based products in the soil. The Environmental Report for the Albany Leased Property does not indicate that the presence of such petroleum-based substance is the result of a spill, and therefore Sellers have not reported such matter to the New York State Department of Environmental Conservation ("DEC"), as Sellers believe the Company is not obligated to do so. If a claim is
  ---
made by the DEC or any other Governmental Entity or other third party pertaining to such petroleum-based substance, then the Sellers agree to undertake and complete any necessary remediation work. Subject to the limitations of Section 17, costs of remediation shall be paid for by Sellers.

         Sellers further warrant and represent that the DEC has advised the Company that no cleanup is presently required at the Syracuse site, due to the relatively low levels of petroleum product, and the relatively high levels of petroleum in the surrounding area. If required by the DEC, the Sellers shall also clean up the petroleum- contaminated soil at the Syracuse site to the satisfaction of the DEC. The obligation to clean up the petroleum contamination disclosed in the Environmental Reports for the Albany and Syracuse sites shall survive the closing and is included within the indemnification obligation of Sellers' as provided in Section 18 hereof, subject to the limitations set forth in section 17 hereof; and

  (xi) The Environmental Report for the Syracuse site also discloses the presence of Environmental Contamination by metals contained within an ash layer of fill located from approximately 6'-10' below the surface. Such Environmental Report indicates that the source of such ash fill contamination predates the Company's involvement with the Syracuse site. The Buyer acknowledges and agrees that, if the DEC or any other Governmental Entity having jurisdiction to enforce Environmental Laws, or any private third party having a claim relating to the ash fill, files an action or otherwise makes a claim against the Company relating to the ash fill contamination, then such claim shall not be included within the Sellers' obligations of indemnity under section 18 of this Agreement, and the Buyer (and Buyer's Affiliates) shall be limited to the indemnification provided under the separate real property contract pursuant to which Buyer's Affiliate is purchasing the Syracuse parcel of Leased Property.

  (xii) Except as set forth on Schedule 6.17(b) or disclosed in the Environmental Reports, Seller is not aware that any of the following exists at any property or facility owned, occupied or operated by the Company: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or
(iv) landfills.

        6.18  Employee and Labor Matters.  Except as set forth in Schedule 6.18:
              --------------------------
(i) there is not now pending, nor since January 1, 1992, has there been, any labor strike, work stoppage or lockout pending against the Company; (ii) there is no unfair labor practice charge or complaint against the Company pending, or, to the knowledge of the Company, threatened, before the National Labor Relations Board; (iii) there are no pending, or, to the knowledge of the Company, threatened, union grievances against the Company as to which there is a reasonable probability of adverse determination and that, if so determined, individually or in the aggregate, would have a Company Material Adverse Effect;
(iv) to the knowledge of the Sellers, no key executive employee and no group of employees of the Company has any plans to terminate his, her or its employment with the Company; and (v) to the knowledge of the Sellers, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company who do not already belong to a labor union.

        6.19  No Undisclosed Liabilities.  Except for (i) liabilities set forth
              --------------------------
in the various schedules to this Agreement, (ii) liabilities disclosed on the Most Recent Balance Sheet, (iii) trade payables, accrued expenses, and performance obligations under contracts incurred in the ordinary course of business after the date of the Most Recent Balance Sheet, (iv) Corporate Level Taxes imposed upon the Company as a result of the sale of the Shares, or imposed upon earnings of the Company in the ordinary course of business, the Company does not now, and as of the Closing Date will not have, any liabilities or obligations, whether known, unknown, fixed, accrued, contingent, assumed or otherwise, and whether due or to become due. Increases in the amount due under the Key Credit Facility arising after December 31, 1997 in the ordinary course, or arising in connection with the payment of any items permitted by this Agreement shall not be deemed to constitute a violation of the representation made in this
Section 6.19.

        6.20  Brokerage.  Except for Brown Brothers Harriman & Co., there are no
              ---------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Seller.

        6.21  Officers and Directors; Bank Accounts.  Schedule 6.21 attached
              ---------------------------------------
hereto lists all officers and directors of the Company, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company.

        6.22  Disclosure.  Neither this Agreement, nor any of the schedules,
              ----------
attachments or Exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading. There is no fact which has not been disclosed to the Buyer of which the Company has knowledge which has a Company Material Adverse Effect or could reasonably be anticipated to have a Company Material Adverse Effect.

        6.23  Closing Date.  All of the representations and warranties contained
              ------------
in this Section 6 and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that any Seller has advised the Buyer otherwise in writing prior to the Closing.

  SECTION 7.     REPRESENTATIONS AND WARRANTIES OF SELLERS.  Each Seller
                 -----------------------------------------
severally hereby represents and warrants to Buyer (as to such Seller only) as
---------
follows:

        7.01  Execution.  This Agreement has been duly authorized executed and
              ---------
delivered by such Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

        7.02  No Conflicts.  The execution and delivery of this Agreement by
              ------------
such Seller does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof by such Seller will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Seller under any provision of (i) the governing instruments (if any) of such Seller,
(ii) except as set forth in Schedule 7.02, any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which such Seller is a party or (iii) any Order or Law applicable to such Seller, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby.

        7.03  The Shares.  Such Seller, directly or indirectly, has good and
              ----------
valid title to the Shares to be sold by such Seller hereunder, free and clear of any Liens, except the lien of a security interest held by Ruth Heath Mong, which will be removed at or prior to the Closing. Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the Closing of certificates representing such Shares, duly endorsed by such Seller for transfer to Buyer, and upon such Seller's receipt of the consideration to be received pursuant to this Agreement, good and valid title to such Shares will pass to Buyer, free and clear of any Liens other than those arising from acts of Buyer or its Affiliates.

     SECTION 8.  COVENANTS OF THE COMPANY.
                 ------------------------

        8.01  Affirmative Covenants of the Company and the Sellers.  Prior to
              ----------------------------------------------------
the Closing, unless the Buyer otherwise agrees in writing, the Sellers shall cause the Company to, and in the case of Sections 8.01(g), (h) and (i) the Sellers also shall:

  (a) conduct its business and operations only in the ordinary course of business;

  (b) keep in full force and effect its corporate existence and all rights, franchises and Intellectual Property relating or pertaining to its business and use its best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

  (c) use its best efforts to carry on the business of the Company in the same manner as presently conducted and to keep the Company's business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

  (d) maintain the material assets of the Company in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with prudent practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, whether or not the Company is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by Sellers and the Buyer;

  (e) maintain the books, accounts and records of the Company in accordance with past custom and practice as used in the preparation of the Financial Statements;

  (f) encourage employees to continue their employment with the Company after the Closing;

  (g) promptly (once the Company or the Sellers obtain knowledge thereof) inform Buyer in writing of any variances from the representations and warranties contained in Article 6 or Article 7 hereof or any breach of any covenant hereunder by the Company or the Sellers;

  (h) cooperate with the Buyer and use best efforts to cause the conditions to the Buyer's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations); and

  (i) cooperate with the Buyer in the Buyer's investigation of the business and properties of the Company, to permit the Buyer and its employees, agents, accounting, legal and other authorized representatives to (i) have full access to the premises, books and records of the Company at reasonable hours, (ii) visit and inspect any of the properties of the Company, and (iii) discuss the affairs, finances and accounts of the Company with the directors, president, comptroller and independent accountants of the Company; provided, however, that
                                                        --------  -------
such access does not unreasonably disrupt the normal operations of the Company.

  Nothing set forth in this Section 8.01 shall require any employee of the Company to provide any information regarding the Company in any other format or otherwise to manipulate or reconfigure any data regarding the Company's business, business prospects, assets, financial performance or condition or operations. Nothing set forth in this Agreement shall require the Company or the Sellers to provide Buyer with access to or copies of any information that must be maintained as confidential in accordance with the terms of a written agreement with a third party.

        8.02  Negative Covenants of the Company and the Sellers.  With such
              -------------------------------------------------
exceptions as are (i) set forth in Schedule 8.02, (ii) otherwise expressly permitted by the terms of this Agreement, or (iii) approved by the Buyer, from the date hereof to the Closing, the Company shall not do any of the following:

  (a) amend its Restated Certificate of Incorporation or By-laws, or comparable governing instruments.

  (b) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock.

  (c) adopt or amend in any material respect any Plan or collective bargaining agreement, nor, except as required by law, contract, or in accordance with past practice, contribute to any pension, retirement, profit sharing or stock bonus Plan covering the employees of the Company.

  (d) grant to any executive officer or employee any bonus or any increase in compensation or benefits which will become payable by the Company after the Closing, except for (i) raises granted under existing collectively bargained
         ----------
agreements, (ii) individual raises granted to non-officer employees in the ordinary course or to meet competitive conditions relating to employee retention, and (iii) the so-called "special bonuses" to be paid to certain key employees of the Company to induce them to continue their employment with the Company through the Closing Date.

  (e) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice.

  (f) permit, allow or suffer any of its assets to become subjected to any Lien of any nature whatsoever which would have been required to be set forth in
Schedule 6.09 if existing on the date of this Agreement.

  (g) loan or advance any amount to, or sell, transfer or lease any of its assets to any Seller or any of their Affiliates.

  (h) make any change in any method of accounting or accounting practice or policy other than those required by GAAP.

  (i) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than Inventory held for sale or rental) that are material, individually or in the aggregate, to the Company, taken as a whole.

  (j) make or incur capital expenditures that exceed $25,000 for any one item, or in the aggregate (net of proceeds from sales of assets) exceed One Hundred Thousand Dollars ($100,000), except for purchases of Inventory in the ordinary course of business.

  (k) sell, lease or otherwise dispose of any of its assets other than Inventory that are material, individually or in the aggregate, to the Company except in the ordinary course of business.

  (l) enter into or renew, extend or modify any lease of real property.

  (m) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the ordinary course of business and at arm's length with unaffiliated persons.

  (n) declare, pay, make or otherwise effectuate any dividends, distributions, redemptions, equity repurchases or other transactions involving the Company's capital stock or equity securities, except:

        (A) the Company is authorized to pay, as a dividend to Sellers, an amount necessary to pay taxes on the form K-1 income allocable to Sellers with respect to the Company's net income for calendar year 1997, less all amounts previously paid during 1997 as estimated payments towards such taxes. Such payments shall be calculated and paid in accordance with past practices, and shall not constitute a violation of this Section 8.02, nor shall payments result in a deduction from the Purchase Price of the Shares;

        (B)  payments of Transaction Expenses after January 1, 1998, which are
                                                                           ---
to be deducted from the Purchase Price of the Shares.

  (o) agree, whether in writing or otherwise, to do any of the foregoing.

        8.03  Final Tax Returns; Audit of Prior Year Returns.
              ----------------------------------------------

  (a) The parties mutually acknowledge that the Company has had in effect an "S" election for the past several years for purposes of federal income taxes, and also with respect to income taxes in any state in which the Company is required to file and which allows such an election. Neither the Company nor the Sellers shall take any action or fail to take any action which results in the Company's loss of its status as an "S" corporation.

  (b) Subject to subsection 8.03(c), if any audit of any tax returns filed by the Company with respect to tax years ending prior to the Closing Date, or for the year including the Closing Date (but only with respect to transactions incurred on or before the Closing Date) results in the assessment of any Taxes against the Company or if any Tax becomes owing under Code (S)1374 and any corresponding provisions of state tax laws as a result of the Section 338(h)(10) Elections, then the Sellers shall pay such Taxes (or, as to the year including the Closing Date, the Taxes attributable to Sellers) and shall jointly and severally indemnify and hold the Company and the Buyer harmless therefrom, with the Sellers to have liability among themselves in accordance with their share ownership ratios as of the time period to which such tax assessment relates. If the audit of any return filed before the Closing Date results in a refund of Taxes, then such refund shall likewise be the sole and exclusive property of the Sellers and shall not accrue to the benefit of the Company or the Buyer. Such refund shall likewise be distributed among the Sellers in accordance with their respective share ownership percentages as of the time period to which such tax refund relates.

  (c) The income tax returns for the period including the Closing Date shall be prepared by BST subject to review and approval by Buyer's accountants. The parties mutually acknowledge that in all items of income, deduction, credit and other tax attributes accruing from the first day of the calendar year in which the Closing occurs until the Closing Date shall be allocated to Sellers, and such items accruing from the Closing Date to the end of such calendar year shall be allocated to Buyer. In the event of any conflict between the provisions of this subsection 8.03(c) and subsection 8.03(b), the provisions of this subsection 8.03(c) shall control. If any audit of tax Returns filed by the Company with respect to the tax year including the Closing Date results in the assessment of any Taxes against the Company by reason of transactions occurring prior to the Closing Date, then the Sellers will pay such Taxes attributable to Sellers' period of ownership and shall indemnify and hold the Company and Buyer harmless therefrom, and the Buyer or Buyer's shareholders shall pay such Taxes attributable to the period of Buyer's ownership of the Company and shall indemnify and hold the Sellers harmless therefrom.

  (d) Nothing contained in this section shall be construed so as to relieve Buyer from its obligation to reimburse Sellers for all incremental Taxes imposed upon Sellers by any federal, state or local tax laws as a result of the Code
Section 338(h)(10) Elections, as provided in subsection 3.03 above.

  SECTION 9. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents
             ---------------------------------------
and warrants to Sellers as follows:

        9.01  Authority.  Buyer is a corporation validly existing and in good
              ---------
standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

        9.02  No Conflicts; Consents.  The execution and delivery of this
              ----------------------
Agreement by the Buyer does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof by the Buyer will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer or any subsidiary of Buyer under, any provision of (i) the Certificate of Incorporation or By-laws of Buyer or the comparable governing instruments of any subsidiary of Buyer, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer or any subsidiary of Buyer is a party or by which any of their respective properties or assets are bound, or (iii) any Order applicable to Buyer or any subsidiary of Buyer or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby and perform all its obligations hereunder (a "Buyer Material Adverse Effect"). No
                                          -----------------------------
consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer or any of its subsidiaries or their respective Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) compliance with and filings under Section 13(a) of the Securities Exchange Act of 1934, if applicable, (iii) those that may be required solely by reason of Seller's (as opposed to any other third party's) participation in the transactions contemplated hereby and (iv) such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations and filings the absence of which, or the failure to make which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

        9.03   Securities Act.  The Shares purchased by Buyer pursuant to this
               --------------
Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933.

        9.04   Actions and Proceedings, etc. There are no (i) outstanding Orders
               ----------------------------
against Buyer or any of its Affiliates, (ii) lawsuits, actions or proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates or (iii) investigations by any Governmental Entity that are, to the knowledge of Buyer, pending or threatened against Buyer or any of its Affiliates, and which, in the case of each of clauses (i), (ii) and (iii), have or could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby and perform all its obligations hereunder.

  SECTION 10. COVENANTS OF BUYER.  Buyer covenants and agrees as follows:
              ------------------

        10.01  Confidentiality.  Buyer acknowledges that the information being
               ---------------
provided to it in connection with the purchase and sale of the Shares and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Buyer and the Company (the "Confidentiality Agreement"), the terms of which are incorporated herein by
--------------------------
reference. Buyer also acknowledges that Sellers have no obligation or liability of any kind whatsoever to Buyer or any other person by virtue of the Confidentiality Agreement. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Company; provided, however, that Buyer acknowledges that any and
                       --------  -------
all other information provided to it by the Company or Sellers, or the Company's or Sellers' representatives concerning Sellers shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

        10.02  No Additional Representations.  Buyer acknowledges that, to its
               -----------------------------
knowledge, it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company that it and its representatives have desired or requested to see and/or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the Company to discuss the businesses and assets of the Company. Buyer acknowledges that none of Sellers, the Company, or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement, the Schedules thereto and the Financial Statements, and there are no other representations or warranties made by Sellers, the Company, or any other person with respect to the transactions contemplated by this Agreement, and none of Sellers, the Company, or any other person shall have or be subject to any liability to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use of, any such information, including the Confidential Memorandum prepared by Brown Brothers Harriman & Co. dated June 4, 1997, and any information, documents or material made available to Buyer by Sellers, the Company, Brown Brothers Harriman & Co. or their partners, directors, officers, employees, agents or advisors in a certain data room, management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

        10.03  Payment of Certain Taxes.
               ------------------------

            (a) Sellers shall pay all transfer, documentary, stamp and other such taxes and fees (including any penalties, interest and additions to such taxes) incurred in connection with the transfer of Shares pursuant to this Agreement.

            (b) If the making of the Election results in any Taxes other than income taxes (such as, for example, sales taxes upon the deemed sale of assets) being imposed by any Governmental Entity upon the transaction, then Buyer or the Company shall be responsible to pay such Taxes, and the amount thereof shall not constitute a deduction from the Purchase Price for the Shares.

  SECTION 11. MUTUAL COVENANTS. Each of the parties covenants and agrees as
              ----------------
follows:

        11.01  Consents.  The parties mutually acknowledge that the consent of
               --------
certain specific private third persons listed on Schedules 5.01(h) and (k) hereof to the assignment of any dealer or distributorship agreement, or any leases for the Leased Properties are conditions to the obligation of Buyer to close hereunder. The Company and Heath, on behalf of Sellers, agree to use all reasonable and diligent efforts to obtain all such required consents, provided,
                                                                      --------
however, that such cooperation shall not include any requirement of Sellers or
-------
any of their respective Affiliates (including the Company) to expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Buyer agrees that neither the Company nor Sellers shall have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Contract not listed in Schedule

5.01(h) as a result of the change in control of the Company occurring at Closing. Prior to the Closing, Buyer shall cooperate with the Company and Sellers, upon the request of Heath, in any reasonable manner in connection with Sellers obtaining any such consents or waivers, provided, however, that such
                                                --------  -------
cooperation shall not include any requirement of Buyer, the Company or any of their respective Affiliates to expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

        11.02  Cooperation.  After the Closing, upon reasonable written notice,
               -----------
Buyer on the one hand, and Sellers, on the other hand, shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Company as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment. Each party shall reimburse any other party for reasonable out-of-pocket costs and expenses incurred in assisting such party pursuant to this Section 11.02. No party shall be required by this Section 11.02 to take any action that would unreasonably interfere with the conduct of its business, or, as to Sellers, their personal affairs or unreasonably disrupt the normal operations of the Company or Buyer.

        11.03  Publicity.  The Company, Sellers and Buyer agree that, from the
               ---------
date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

        11.04  Reasonable Efforts.  Subject to the terms and conditions of this
               ------------------
Agreement (including the provisions set forth in Section 11.01) each party shall use its reasonable efforts to cause the Closing to occur within thirty (30) days after this Agreement is signed. No party shall take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Shares set forth in Section 5.01 or 5.02 not being satisfied.

        11.05  Antitrust Notification.  Heath and Buyer shall as promptly as
               ----------------------
practicable, but in no event later than five business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the
                       ---
"DOJ") the notification and report form, if any, required for the transactions
 ---
contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Heath, the Company and Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. Seller and Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of the Sellers, the Company and Buyer shall use its reasonable efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Shares; provided, however, that Buyer shall pay all filing fees payable under the HSR Act.

  SECTION 12.     EMPLOYEE AND RELATED MATTERS.
                  ----------------------------

        12.01   Buyer's Rights and Obligations.  For a period of at least six
                ------------------------------
(6) months after the Closing, Buyer shall maintain, or shall cause the Company to maintain, compensation and employee benefit plans and arrangements (other than any plans and arrangements based on equity securities or any equivalent thereof) for employees of the Company that, in the aggregate, are substantially comparable to those provided pursuant to the compensation and employee benefit plans and arrangements in effect on the date hereof as set forth in Schedule
6.15. Notwithstanding the above, Buyer shall have the right (i) following the Closing Date, to transfer, to one or more employee benefit plans maintained by Buyer that are, in the aggregate, substantially comparable to the plans of the Company, any employee of the Company who becomes an employee of Buyer or any of its other Affiliates and (ii) in the good faith exercise of its managerial discretion, to make changes or cause changes to be made in compensation, benefits and other terms of employment of any employee. Nothing contained herein shall be deemed to restrict the right of Buyer after the Closing to: (A) terminate any employee represented by a collective bargaining agreement in accordance with the terms and conditions of such collective bargaining agreement, or (B) terminate any contract employee of the Company in accordance with the terms and conditions of such contract, or (C) terminate any at-will employee.

        12.02  Collective Bargaining Agreements.  The Company is a party to and
               --------------------------------
bound by the collective bargaining agreements described in Schedule 6.12. Buyer agrees to assume and will be bound by and comply with all of said agreements together with all statutes, rules, regulations and orders of all Governmental Entities applicable to the relationship between the Company and the bargaining agents for the employees of the Company, and the Buyer shall indemnify Sellers against any expense or liability arising out of any breach of said contracts, statutes, rules, regulations and orders occurring after the Closing. This provision does not create any third party beneficiary rights or expand any rights of said bargaining agents under the aforesaid contracts, statutes, rules, regulations and orders.

  SECTION 13.     FURTHER ASSURANCES.  From time to time, as and when requested
                  ------------------
by either party hereto, the other party shall use all reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

  SECTION 14.     ASSIGNMENT.  This Agreement and the rights and obligations
                  ----------
hereunder shall not be assignable or transferable by any party hereto (including by operation of law in connection with a merger, or sale of substantially all the assets, of any party hereto) without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 14 shall be void. Nothing contained herein shall be deemed to restrict the transfer by operation of law of the rights and liabilities of any of the respective Sellers to any executor, administrator or other fiduciary appointed with respect to the estate or property of such Seller. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement for collateral security purposes to any lender providing financing to Buyer, the Company, or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Buyer hereunder

  SECTION 15.     NO THIRD-PARTY BENEFICIARIES.  This Agreement is for the sole
                  ----------------------------
benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

  SECTION 16.     TERMINATION.
                  -----------

        16.01  Right to Terminate.  Anything contained herein to the contrary
               ------------------
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

             (a)  mutual consent - by mutual written consent of Heath and Buyer;
                  --------------
or

             (b)  by Heath - by Heath on behalf of Sellers if any of the
                  --------
conditions set forth in Section 5.02 shall have become incapable of fulfillment, and shall not have been waived by Sellers; or

             (c)  by Buyer - by Buyer if any of the conditions set forth in
                  --------
Section 5.01 shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

             (d)  by either party - by Heath (on behalf of Sellers) or Buyer if
                  ---------------
the Closing does not occur within sixty (60) days after this Agreement has been executed by the Buyer and all Sellers.

             (e) The right of any party to terminate pursuant to subsections 16.01(b) or (c) is dependent upon such party not being in breach in any material respect of any of its material representations, warranties, covenants or agreements contained in this Agreement, and with respect to subsection (d) not having been a material cause of the delay of the Closing.

        16.02  Notice of Termination; Return of Documents; Confidentiality.  In
               -----------------------------------------------------------
the event of termination by Heath or Buyer pursuant to this Section 16, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (a) Buyer shall return to Heath, all documents and other material (including all copies thereof, whether maintained in hard copy, on computer disk or on computer hard drive) received from the Company or Sellers relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; and

          (b) all confidential information received by Buyer with respect to the business of the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

        16.03  Provisions Which Survive Termination.  If this Agreement is
               ------------------------------------
terminated and the transactions contemplated hereby are abandoned as described in this Section 16, this Agreement shall become void and of no further force or effect, except that:

               (i) the provisions of Section 10.01 relating to the obligation of Buyer to keep confidential certain information and data obtained by it shall survive termination of this Agreement for a period of three (3) years after execution hereof; an d

               (ii) Section 19 relating to certain expenses, Section 11.03 relating to publicity, Section 25 relating to finder's fees and broker's fees and this Section 16 shall all survive the Closing.

  Nothing in this Section 16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by the other party of its obligations under this Agreement.

  SECTION 17.   SURVIVAL OF REPRESENTATIONS, AND WARRANTIES; THRESHOLD;
                --------------------------------------------------------
                LIMITATION ON DAMAGES.
                ---------------------

        17.01  Survival of Warranties, Representations and Covenants.  The
               -----------------------------------------------------
provisions of this subsection 17.01 govern the post-closing survival of the various representations, warranties, covenants and indemnifications made by the Sellers and the Buyer under this Agreement. In any case where a specific representation, warranty or covenant of performance under this Agreement survives for a specified period of time, the corresponding covenant or obligation of indemnity (if any) shall survive for the identical period of time. If a Claim for indemnity is timely instituted, then the obligation of indemnity shall continue to survive until such time as the Claim for indemnity is finally determined or settled as provided herein. The specific periods of limitation for the warranties, representations and covenants of performance are as follows:

          (a)  General Rule.  Except as provided in subsections 16.03 and
               ------------
clauses (b), (c), (d), (e) and (f) of this subsection 17.01, the representations, warranties, covenants and indemnifications made by the Sellers and Buyer under this Agreement shall survive the Closing for a period of three
(3) years.

          (b)  Mutual Covenants.  The mutual covenants set forth in Sections
               ----------------
11.01, 11.04 and 11.05 hereof shall not survive the Closing, nor shall they survive any termination of this Agreement prior to the Closing. The covenants in subsection 11.02 shall survive for a period of six (6) years.

          (c)  Taxes and Employee Benefits.  The representations relating to tax
               ---------------------------
matters and employee benefits set forth in subsections 6.08 and 6.15 shall survive for a period of sixty (60) days after expiration of the statutes of limitation under which third parties may make Claims against the Company for any act or occurrence happening prior to the Closing and constituting a breach of such tax and/or employee benefits warranties and representations.

          (d)  Environmental Warranties.  The warranties and representations
               ------------------------
relating to environmental matters set forth in subsection 6.17(b) shall survive for a period of four (4) years after the Closing.

          (e)  Other Specific Exceptions.  Claims made for alleged breach of the
               -------------------------
following specific warranties, representations and covenants shall survive the Closing for the period of limitations otherwise applicable to such Claims:

      (A) The warranties and representations set forth in subsections 3.02(b), 6.01, 6.02, 6.04 and 6.05;

      (B) the warranties and representations contained in Section 7 regarding ownership of good and valid title to the Shares and transfer of such Shares free and clear of Liens, the corresponding covenant under Section 2 to transfer the Shares free and clear of Liens;

      (C) the covenants of the Sellers under subsection 8.03;

      (D) the covenants of both Buyer and Sellers under subsection 10.03; and

      (E) the covenants of Buyer and Sellers under Section 13.

          (f)  Sellers' Representative.  The Sellers covenant appointing Heath
               -----------------------
as Seller's representative under Section 4 shall survive the Closing until such time (if any) that Buyer is notified in writing that a new representative has been appointed in accordance with the terms of subsection 4.02 of this Agreement.

               (g)  Statutes of Limitation. The time limitations set forth in
                    ----------------------
this Section 17.01 are intended to constitute contractual statutes of limitations, as permitted by New York Civil Practice Law and Rules (S)201. Accordingly, any action or special proceeding based upon breach of any warranty, representation or covenant that survives the Closing must be brought within the specified time period, which time period shall commence on the Closing Date.

        17.02  Deductible.
               ----------

               (a) Except as provided in subsection 17.02(b), in no event shall the Company, Heath or any other Seller have any liability for breach of any representation, warranty or covenant set forth in this Agreement, unless and until the total of sums due by reason of all breaches of warranty, representation or covenant on the part of Heath, the Company and/or any of the other Sellers exceeds Two Hundred Eighty Thousand Dollars ($280,000), it being the intention of the parties that the Buyer shall assume the first $280,000 of liabilities resulting from any facts or matters which would constitute a breach of such representations, warranties or covenants. The deductible set forth herein applies to amounts due for breaches of any representations, warranties or covenants of this Agreement, but shall not apply to adjustments made to the Purchase Price as provided in subsection 3.03(b).

               (b) The $280,000 deductible shall not apply to: (i) Claims relating to breach of the Sellers' warranties and representations of good and valid title to the Shares and transfer of the Shares free of Liens as set forth in Section 7 hereof, nor to the corresponding covenant under Section 2 hereof to transfer title to the Shares free of such Liens; (ii) Claims against Sellers relating to taxes payable pursuant to the final returns of the Company for the year in which the Closing occurs under subsection 8.03(c); and (iii) Claim for the intentional breach of any covenant, except that any Claim alledging breach
                                        ------
of the Seller's covenant to indemnify Buyer for breaches of any warranties or representations herein shall be subject to such deductible.

        17.03  Limit or "Cap."
                         ---

               (a) Except as provided in subsection 17.03(b), but otherwise notwithstanding anything else to the contrary contained in this Agreement, in no event shall all Sellers be responsible to Buyer for claims arising by reason of one or more breaches of any warranty, representation or covenant contained in Article Six (6) of this Agreement, or for any other Claims for indemnification made under Section 18 hereof, beyond the following aggregate amounts:

  (i) For Claims for indemnification made within eighteen (18) months after the Closing Date, the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000).

  (ii) For Claims for indemnification made more than eighteen (18) months after the Closing Date, but within the remaining period for survival of warranties, the sum of Three Million Five Hundred Thousand Dollars ($3,500,000).

  Such $7.5 Million Dollar limit or $3.5 Million limit (as applicable) is hereafter referred to as the "Cap." The Cap includes amounts paid from the
                              ---
Reserve and is not in addition to the Reserve. Such Cap also includes all costs and expenses included within the term "Claim" as defined in subsection 18.01(a),
                                       -----
below.

          (b) With respect to the several warranties contained in Article 7 of this Agreement, each of the Sellers shall be severally responsible to Buyer for claims arising by reason of one or more breaches of such Article 7 warranties, with the limit of responsibility of each Seller to be the amount of consideration received by such Seller for her or its shares.

  SECTION 18.     INDEMNIFICATION AND PROCEDURES RELATING TO THE RESERVE.
                  ------------------------------------------------------

        18.01  Indemnification by Sellers:
               --------------------------

          (a)  Agreement to Indemnify. Subject to the conditions and limitations
               ----------------------
set forth herein (including the dollar limits set forth in Section 17), the Sellers agree to indemnify, defend and hold harmless Buyer from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and reasonable expenses and including, without limitation, interest, penalties and reasonable attorneys fees and disbursements (collectively "Claims"), asserted against or imposed upon or incurred by Buyer
               ------
or the Company, and which result from or arise out of:

  (i) Any facts constituting a breach of any representation, warranty, or covenant of the Sellers or the Company contained in this Agreement;

  (ii) Any tax audit or workers' compensation audit asserted against Buyer or the Company with respect to any Taxes relating to the operation of the Company through the Closing Date, but only to the extent that such Claim for Taxes and/or workers' compensation premiums exceed reserves for such items set forth on the Closing Financial Statements;

  (iii) The existence of any Environmental Contamination upon a parcel of real property leased by the Company, which was both (A) caused by some act or omission of the Company and/or someone for whom the Company bears legal responsibility, and (B) not disclosed in the Environmental Reports delivered to Buyer pursuant to subsection 6.17(b)(ii) of this Agreement;

  (iv) Litigation against the Company which both (A) arises from any act, transaction or occurrence happening prior to the Closing Date, and (B) was not disclosed on the version of Schedule 6.13 delivered as of the Closing Date; or

  (v) Any other liability of the Company not specifically dealt with above, which arose or accrued prior to the Closing Date, except for (i) liabilities set
                                                  ------ ---
forth in the various schedules to this Agreement, (ii) liabilities disclosed on the Most Recent Balance Sheet, (iii) trade payables, accrued expenses, and performance obligations under contracts incurred in the ordinary course of business after the date of the Most Recent Balance Sheet, (iv) Corporate Level Taxes imposed upon the Company as a result of the sale of the Shares, or imposed upon earnings of the Company in the ordinary course of business.

  Notwithstanding anything herein to the contrary, for purposes of determining the existence of an indemnifiable Claim under this Section 18.01(a) or the amount of any such Claim, the representations and warranties contained in this Agreement will be read without regard to any qualifications contained therein to the terms "materiality," "Company Material Adverse Effect," "knowledge" or terms of similar import, it being the intent of the parties to utilize the $280,000 deductible in Section 17.02 in lieu of, rather than in addition to, such qualifications.

            (b)  Limitation. With respect to all Claims, the liability of
                 ----------
Sellers shall be computed based upon the net cost to Buyer after taking account of any insurance proceeds paid to Buyer or the Company, but the amount of the insurance proceeds shall not be credited against the Cap. Buyer covenants and agrees that it shall use commercially reasonable efforts to cause the Company to maintain all existing liability insurance at coverage levels not less than coverage levels maintained by the Company as of the Closing Date. If Buyer allows the Company to reduce the amount or scope of coverage after the Closing, and if coverages comparable to the Company's pre-closing coverages were available at reasonable rates, then Sellers shall only be liable for that portion of any Claim for which Sellers would have been responsible, had there been no decrease in the scope or amount of such insurance coverage.

            (c)  Nature of Liability.  Sellers are jointly and severally liable
                 -------------------
for all representations, warranties, covenants and indemnification obligations of the Sellers and the Company other than the representations and warranties set forth in Section 7, for which each of the Sellers is severally liable. Nothing contained in this Section 18 shall expand upon the limitations of liability
(Cap) set forth in subsection 17.03 hereof.

     18.02  Indemnification by Buyer.  The Buyer shall indemnify and hold
            ------------------------
harmless the Company and the Sellers against any Claims sustained or suffered by the Company or the Sellers resulting from or arising out of a breach of any representation, warranty or covenant of Buyer contained in this Agreement.

     18.03  Claims Against the Reserve.
            --------------------------

            (a) Subject to the following provisions of this section, the Reserve shall be held in escrow by the Escrow Agent for a period of eighteen
(18) months after the Closing. If Buyer seeks indemnification from Sellers for any Claims subject to indemnification under Section 18.01 hereof arising within eighteen (18) months after the

Closing, Buyer shall notify Heath or the successor representative of Sellers and the Escrow Agent in writing, the notice to comply with the provisions of Section
18.04 hereof. If the Seller(s) against whom such Claim relates agree that the Claim is justly due, the amount thereof shall be deducted from the Reserve and paid over to Buyer. If such Seller(s) disputes the Claim, the procedures of
Section 18.04 shall apply with respect to the defense and settlement of such Claim. In such event, however, the amount of the Claim (or the entire Reserve, if it is less than the amount of Claim), shall remain in escrow and shall not be returned to Sellers at the expiration of the eighteen (18) months Escrow period.

          (b) At such time as the indemnified Claim is finally resolved, the amount so held shall be distributed between Buyer and Seller (i) in the case of a settlement, in accordance with any mutual written direction given to the Escrow Agent by the parties (ii) in the case of a judgment rendered in favor of the third party claimant against Buyer, when such judgment becomes final and non-appealable, the Escrow Agent shall pay the amount of the judgment and all other indemnified costs related thereto (but not to exceed the Reserve) to Buyer, or (iii) if the parties are successful in the defense of such claim, the expenses of the defense shall be paid from the Reserve and any remainder shall be returned to Sellers. In no event shall the references in this paragraph to the Reserve be construed as limiting the Cap on Sellers' liability set forth in
Section 17.03 hereof to the amount of the Reserve.

          (c) The Escrow Agent has agreed to serve without fees for services rendered. All out-of-pocket costs and expenses incurred by the Escrow Agent in administering the Reserve shall be borne by as follows: (i) to the extent interest is available, interest on the Reserve shall be used to defray any out-of-pocket expenses of the Escrow Agent; and (ii) any remaining balance shall be borne equally between the Buyer and the Sellers.

          (d) Any interest remaining (after the application of interest to costs and expenses as provided above) shall be paid to the parties on a pro-rata basis in the same ratio as the principal of the Reserve is paid. Thus, for example, if $400,000 of the Reserve is applied to a Claim and the remaining $1,600,000 is paid to Sellers, then 20% of the interest shall be paid to the Buyer and the remaining 80% shall be paid to the Sellers.

   18.04  Procedures for Defense and Settlement.
          -------------------------------------

          (a)  Whenever any Claim shall arise for indemnification under this
Section 18, the party seeking indemnification (the "Indemnified Party") shall
                                                    -----------------
promptly notify the party from whom indemnification is sought (the "Indemnifying
                                                                    ------------
Party") and the Escrow Agent of the Claim. The notices shall be sent to the
-----
addresses specified in Section 21. The notice shall (i) contain a brief description of the facts constituting the Claim, (ii) set forth the amount of the Claim (or an estimate thereof if the amount is not known or ascertainable with reasonable certainty), and (iii) have attached thereto a copy of any summons, complaint or other process that was served upon the Indemnified Party. The Indemnified Party shall give the Indemnifying Party written notice of the commencement of any legal action within fifteen (15) days after receipt of the summons or other legal process commencing such action, but failure to notify the Indemnifying Party within the above time limit shall discharge the Indemnifying Party from its liabilities and obligations hereunder only if and to the extent that the Indemnifying Party is prejudiced thereby.

          (b) (i)  Buyer Indemnifying Seller.  Where the Buyer is the
                   -------------------------
Indemnifying Party, Buyer shall assume the defense of the Claim, at its own expense and with counsel of its own choosing. Where such indemnified Claim involves a third party, Buyer may settle such Claim without the necessity of obtaining the consent of Heath (on behalf of the Sellers), provided that Buyer obtains written releases from all holders of such Claim of all Sellers in connection with such settlement, which releases are distributable to Sellers upon the execution of the settlement documents, and are not to be held in escrow pending installment payment or other future performance by Buyer. All other settlements made with respect to any Claims in which any Sellers are defendants shall require the consent of the affected Sellers.

              (ii) Sellers Indemnifying Buyer.  Where Sellers (or any Seller) is
                   --------------------------
the Indemnifying Party, then the following provisions shall apply:

        (A) If the Claim is fully covered by applicable insurance, then, except to the extent that the insurance carrier requires use of counsel of its selection, Buyer may select counsel and shall assume control of the defense of the Claim. Buyer may settle any such Claim without the necessity of obtaining Heath's consent, so long as the settlement is within the applicable insurance coverage and the Buyer obtains unconditional written releases of all Sellers named as defendants from all holders of such Claim which are distributable upon execution of the settlement documents, and are not to be held in escrow pending installment payment or other future performance by Buyer. Where any Claim involves, in whole or in part, relief other than money damages (such as, for example, a request for injunctive relief against any Seller(s), then Buyer may not settle any Claim for such non-monetary relief without the consent of such Seller(s).

        (B) Where there is no insurance coverage applicable to a Claim, or where the Claim is above and beyond the limits of coverage, but the uninsured amount is less than the Cap, then Buyer shall control the defense of such Claim with counsel of its own choosing. However, Buyer may not settle such Claim without obtaining Heath's consent, unless the settlement amount is less than the remaining available insurance coverage, and Buyer obtains unconditional written releases of all Sellers named as defendants from all holders of such Claim which are distributable to such Seller(s) upon execution of the settlement documents, and are not to be held in escrow pending installment payment or other future performance by Buyer. Where any Claim involves, in whole or in part, relief other than money damages (such as, for example, a request for injunctive relief against Seller(s), then Buyer may not settle any Claim for such non-monetary relief without the consent of such Seller(s).

        (C) Where the amount of the Claim is more than $7.5 Million or $3.5 Million (as applicable) above any insurance coverage, then Buyer shall assume control of the defense of the Claim with counsel of its own choosing, such counsel to be reasonably acceptable to Seller. Buyer may not settle any such Claim without the express written consent of Seller, which will not be unreasonably withheld.

        (D) In all cases where Buyer is controlling the defense of any Claim for which Buyer claims indemnification from Sellers, Buyer shall initially be responsible to pay the costs of such defense. If, however, it is determined that Sellers or any of them is responsible to indemnify Buyer for the amount of any judgment, award (other than a nominal judgment or award), or a settlement made in accordance with the procedures set forth above, then all expenses of litigation which are included within the definition of the term "Claim" (in
                                                                 -----
subsection 18.01(a) above) shall also be reimbursed to Buyer by Sellers.

        (E) Nothing contained in this section shall be construed so as to increase the Seller's absolute limit or Cap on liability and expenses.

               (c) If the Indemnifying Party fails to assume the defense of any Claim that has proceeded to legal action or other legal proceeding

("Litigation") within fifteen (15) days after the date such Litigation is
  ----------
commenced: (i) the Indemnified Party may defend against such Litigation in such manner as it may deem appropriate, including, but not limited to, settling such Litigation after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and at the expense of the Indemnifying Party and (ii) at any time prior to settlement or judgment, the Indemnifying Party shall be entitled to participate in (but not control) the defense of such Litigation with its counsel at its own expense.

        18.05  Survival of Indemnification Covenants.  Limitations concerning
               -------------------------------------
the times within which Claims may be made by an Indemnified Party against an Indemnifying Party are set forth in subsection 17.01 hereof, and nothing contained in this subsection 18.05 shall extend any such periods of limitation. However, if a Claim for indemnification is timely made as provided in subsection 17.01, then the obligation of indemnification set forth in Section 18 shall continue beyond such stated limitations until the time that such indemnification obligation would cease to be enforceable under applicable statutes of limitation.


  SECTION 19.   PAYMENT OF CERTAIN EXPENSES.
                ---------------------------

        (a) Except as otherwise provided herein, each Seller and the Buyer shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (collectively, the "Transaction
                                                                 -----------
Expenses"). If the Company shall pay any Transaction Expenses of the Sellers or
--------
the Company incurred after December 31, 1997, the amount of such Transaction Expenses shall be deducted from the Purchase Price dollar-for-dollar.

        (b) Buyer shall be responsible to order and pay for such searches of the public records for UCC-1 financing statements, judgments, tax liens and other liens as Buyer may deem appropriate. In the event that any search discloses liens beyond (i) liens expressly stated herein to be satisfied at Closing and (ii) Permitted Liens, then the expenses of filing or recording documents necessary to satisfy such liens shall be borne by Sellers.

     SECTION 20.  AMENDMENTS AND WAIVERS.  No amendment, modification or
                  ----------------------
supplement to this Agreement shall be effective unless it shall be in writing and signed by Heath, on behalf of Sellers, by the Company and by Buyer. Any waiver of this Agreement shall not be effective unless made in a writing signed by the party against whom the enforcement of such waiver is sought. A waiver given in any case shall only apply to that particular act or omission, and shall not be effective as to further acts or omissions, regardless of whether they be of the same or similar nature.

     SECTION 21.  NOTICES.  All notices or other communications required or
                  -------
permitted to be given hereunder shall be in writing and shall be (i) delivered by hand; (ii) sent by prepaid telex, cable or facsimile confirmed by first class mail; or (iii) sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or facsimiled, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

     If to Buyer:                          with a copy to:
     -----------                           --------------

     National Equipment Services, Inc.     Kirkland & Ellis
     1800 Sherman Avenue - Suite 100       200 East Randolph Drive
     Evanston, Illinois  60201             Chicago, Illinois  60601
     Attention:  Kevin P. Rodgers          Attention:  Sanford E. Perl, Esq.

     If to the Company:                    with a copy to:
     -----------------                     --------------

     Albany Ladder Company, Inc.           Roland M. Cavalier, Esq.
     1586 Central Avenue                   Harris Beach & Wilcox, LLP
     Albany, New York  12205               20 Corporate Woods Boulevard
     Attention:  Anthony Groat             Albany, New York  12211

                                           and a copy to:
                                           -------------

                                           Penelope D. Heath
                                           300 Settles Hill Road

                                        Altamont, New York  12009

     If to Any Seller:                  with a copy to:
     ----------------                   --------------

     [Name of Seller(s)]                Roland M. Cavalier, Esq.
     c/o Penelope D. Heath              Harris Beach & Wilcox, LLP
     300 Settles Hill Road              20 Corporate Woods Boulevard
     Altamont, New York  12009          Albany, New York  12211-2391

                                        and a copy to:
                                        -------------

                                        Richard Rowley, Esq.
                                        Rowley Forrest O'Donnell
                                        & Beaumont, P.C.
                                        20 Corporate Woods Boulevard
                                        Albany, New York  12211

     Any party may change address for receipt of notice by written notice to the other party.

     SECTION 22.  INTERPRETATION; EXHIBITS AND SCHEDULES.
                  --------------------------------------

        (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

        (b) Various disclosures made by the Company or Sellers are set forth on the schedules to this Agreement. Schedules may either be annexed to this Agreement or separately bound in a booklet of Schedules. In either case, all information set forth on any schedule, whether such schedule is attached hereto or separately bound, shall be deemed incorporated in and made a part of this Agreement, as if set forth fully in the body of this Agreement. Unless otherwise specifically stated in the text of the section to which such schedule relates, and until updated Schedules are delivered at Closing, the various Schedules are intended to speak as of the date this Agreement is signed. In addition, all such schedules shall be amended as of the Closing, so that they shall include all intervening information and shall continue to be true and correct as of the closing date. The amended schedules may likewise be attached hereto or set forth in a separately bound disclosure booklet, but shall for all purposes be deemed to be a part of this Agreement. If any agreement, document or other item of disclosure would be properly set forth on more than one schedule, the inclusion of such information on any one schedule shall be deemed to be sufficient disclosure with respect to such other schedule so long as such information is reasonably apparent on its face as being applicable to such other schedule, and it shall not be necessary to repeat such disclosure on any other schedules which also pertain to the same subject matter. Reference is made to subsection 5.01(j) which allows Buyer to terminate this Agreement if the updated schedules delivered at Closing disclose certain material adverse changes.

     SECTION 23.  COUNTERPARTS.  This Agreement may be executed in one or more
                  ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to Buyer, the Company and Heath as representative for Sellers. Any counterpart which has been signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the others. Likewise, the existence of this Agreement may be proved by the introduction into evidence of separately signed counterparts, so long as substantially identical copies have been signed by all parties.

     SECTION 24.  ENTIRE AGREEMENT.  This Agreement (including the schedules
                  ----------------
hereto) and the Confidentiality Agreement contain the entire agreement and understanding between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings relating to such subject matter, except that: (i) the Confidentiality Agreement continues
                     ------ ----
in full force and effect; and (ii) certain agreements among the Sellers relating to their respective rights, obligations and relationships continue in full force and effect. Buyer shall not be liable or bound to Sellers or to the Company, nor shall Sellers or the Company be bound to Buyer in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement.

     SECTION 25.  BROKERS.  Sellers shall be solely responsible for all fees
                  -------
payable to Brown Brothers Harriman & Co. Buyer shall be responsible for any and all fees, expenses and other costs payable to, or incurred by, any investment bankers, brokers or finders that have represented Buyer in connection with this Agreement or the transactions contemplated hereby.

     SECTION 26.  SEVERABILITY.  If any provision of this Agreement (or any
                  ------------
portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     SECTION 27.  GOVERNING LAW.  This Agreement shall be governed by and
                  -------------
construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     SECTION 28.  BINDING EFFECT AND LEGAL CONSTRUCTION.  This Agreement shall
                  -------------------------------------
bind and inure to the benefit of the parties, their respective heirs, executors, administrators, other personal representatives, and successors and assigns. If any parts of this Agreement are found to be void or unenforceable, the remaining provisions shall nevertheless be binding with the same effect as though the void parts were deleted. In construing this Agreement, feminine pronouns shall be substituted for those masculine in form (and vice versa), and plural terms shall be substituted for singular and singular for plural, in any place where the context so requires.

              [THE BALANCE OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

                       ALBANY LADDER COMPANY, INC.


Dated:  3/09/98        By:  /s/ Anthony Groat
                          ----------------------------------------
                            Anthony Groat
                            President

                       THE ESTATE OF LESTER J. HEATH, III


Dated:  3/09/98        By:  /s/ Penelope D. Heath
                          ----------------------------------------
                            Penelope D. Heath, Co-Executer


Dated:  3/09/98        By:  /s/ A. Arthur Davis, 3rd
                          ----------------------------------------
                            A. Arthur Davis, 3/rd/, Co-Executor


Dated: 3/11/98         By:  /s/ Karl C. Davis
                          ----------------------------------------
                            Karl C. Davis, Co-Executor


Dated:  3/9/98             /s/  Ellen H. Kanuck
                       -------------------------------------------
                       Ellen H. Kanuck


Dated:  3/9/98             /s/ Peggy H. DiPaola
                       -------------------------------------------
                       Peggy H. DiPaola


Dated:  3/9/98             /s/  Susan H. Mincher
                       -------------------------------------------
                       Susan H. Mincher


Dated: 3/9/98              /s/ Penelope D. Heath
                       -------------------------------------------
                       Penelope D. Heath
                       as Seller's Representative

                       NATIONAL EQUIPMENT SERVICES, INC.


Dated: 3/9/98          By: /s/ Paul Ingersoll
                          ----------------------------------------

                               LIST OF SCHEDULES
                          TO STOCK PURCHASE AGREEMENT


Schedule 3.03(b)   Sample Tax Calculation
Schedule 3.03(c)   Allocation of Purchase Price
Schedule 5.01(h)   Third Party Consents
Schedule 5.05      Standard Form Real Estate Lease Agreement
Schedule 6.02      Conflicts
Schedule 6.05      Table of Sellers' Stockholdings
Schedule 6.06      Equity Interests
Schedule 6.07      Most Recent Financial Statements
Schedule 6.08      Taxes (Compliance with Filing Requirements)
Schedule 6.8       Table of Basis
Schedule 6.09      Assets
                   (a)  Rental Fleet Equipment
                   (b)  Equipment held for Resale
                   (c)  Fixed Assets
                   (d)  Liens upon Assets
Schedule 6.10 List of all Real Property and Interests in Real Property Leased by the Company
Schedule 6.11      List of Intellectual Property
                   (a)  List of Jurisdictions in which Trademarks Registered
                   (b)  Licensed Programs
Schedule 6.12      List of Contracts
                   (a)  Employment Agreements
                   (b)  Covenants
                   (c)  Agreements with Affiliates
                   (d)  Leases
                   (e)  Loans
                   (f)  Guaranties

                   (g)  Liens

                   (h)  Indemnities
                   (i)  Confidentiality Agreements
Schedule 6.13      Litigation
Schedule 6.15      List of Benefit Plans
Schedule 6.16      Material Adverse Change in Business
Schedule 6.17(a)   Compliance with Applicable Laws
Schedule 6.17(b)   Non-Compliance with Environmental Laws
Schedule 6.18      Employee and Labor Matters
Schedule 6.21      Officers and Directors; Bank Accounts
Schedule 7.02      No Conflicts
Schedule 8.02      Negative Covenants of the Company and the Sellers

                                       57